INTERIM SERVICING AND SERVICING RIGHTS PURCHASE AGREEMENT
among

DB STRUCTURED PRODUCTS, INC.
Owner

OCWEN FINANCIAL CORPORATION
and

OCWEN FEDERAL BANK FSB
Servicer

FIXED RATE AND ADJUSTABLE RATE
MORTGAGE LOANS

Dated as of February 1, 2004

TABLE OF CONTENTS

EXHIBITS

EXHIBIT A

DATA TAPE FIELDS

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT D

CONTENTS OF EACH MORTGAGE SERVICING FILE

EXHIBIT E

FORM OF MONTHLY REPORT

EXHIBIT F

FORM OF POWER OF ATTORNEY

EXHIBIT G

LIST OF TAX SERVICER CONTRACT PROVIDERS

EXHIBIT H

SERVICING TRANSFER PROCEDURES

EXHIBIT I

FORM OF PRICING LETTER

EXHIBIT J

FORM OF BILL OF SALE

EXHIBIT K

FORM OF BACK-UP CERTIFICATION

THIS INTERIM SERVICING AGREEMENT, dated as of the 1st day of February, 2004, among DB STRUCTURED PRODUCTS, INC., a Delaware corporation (the “Owner”), having an office at 60 Wall Street, New York, New York 10005, OCWEN FINANCIAL CORPORATION, a Florida corporation (“OFC”), having an office at The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, FL 33401, and OCWEN FEDERAL BANK FSB, a federally chartered savings bank (the “Servicer”), having an office at The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, FL 33401.

W I T N E S S E T H:

WHEREAS, the Owner from time to time intends to purchase Mortgage Loans pursuant to the terms of certain mortgage loan purchase agreements between the Owner and certain third party sellers on a servicing-released basis;

WHEREAS, the Owner has agreed from time to time to sell the Servicing Rights (as defined herein) to either the Servicer or OFC (as specified in the Pricing Letter), and the Servicer or OFC, as the case may be, has agreed to purchase such Servicing Rights from time to time from the Owner; and

WHEREAS, the Servicer, OFC and the Owner have agreed that the Servicer shall service certain of such Mortgage Loans and REO Properties on behalf of the Owner commencing on the related Servicing Transfer Date (as defined herein) and terminating on the related Transfer Date (as defined herein), and the parties hereto desire to provide the mechanics of such servicing by the Servicer.

NOW, THEREFORE, in consideration of the mutual covenants made herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings specified in this Article:

“Acceptable Servicing Practices”:  With respect to any Mortgage Loan or REO Property, those servicing, collection, resolution or disposition practices that are undertaken to maximize the net present value to the Owner of the Owner’s investment in any Mortgage Loan or REO Property by prudent mortgage lending institutions which service mortgage loans, defaulted mortgage loans and REO properties of the same type as such Mortgage Loan or REO Property in the jurisdiction where the related Mortgaged Property or REO Property is located, and in all cases without regard to:

1.  any relationship that the Servicer, any sub-servicer or any affiliate of the Servicer or any other sub-servicer may have with the related Mortgagor; or

2.  the ownership, or servicing or management for others, by the Servicer or any subservicer, of any other mortgage loans or property; provided, however, that such services are performed in compliance with the terms of this Agreement.

“Adequately Capitalized”:  Adequately Capitalized shall mean, with respect to any Insured Depository Institution, the maintenance by such Insured Depository Institution of capital ratios at or above the required minimum levels for such capital category under the regulations promulgated pursuant to Section 1831(o) of Title 12 of the United States Code, as amended from time to time, by the Appropriate Federal Banking Agency for such institution, as such regulation may be amended from time to time.

“Adjustable Rate Mortgage Loan”:  A Mortgage Loan that provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.

“Adjustment Date”:  With respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Adjustable Rate Mortgage Loan will be adjusted in accordance with the terms of the related Mortgage Note.

“Advance Facility”:  Shall have the meaning set forth in Section 11.20.

“Agreement”:

This Interim Servicing and Servicing Rights Purchase Agreement including all exhibits hereto, amendments hereof and supplements hereto.

“Ancillary Income”:  Income (other than prepayment penalties) from the Mortgage Loans which the Servicer is legally entitled to collect (exclusive of the Servicing Fee), including, without limitation, late charges, reconveyance fees, insufficient fund fees, assumption fees, modification fees, fees associated with any repayment plan or forbearance agreement, fees associated with any payoff, interest on escrow accounts (but only to the extent that applicable laws or regulations or the Mortgage Loan Documents do not require that such interest be paid to the applicable Mortgagor under a Mortgage Loan), interest on the Custodial Account, and all other incidental fees with respect to the Mortgage Loans.

“Annual Statement of Compliance”:  Shall have the meaning set forth in Section 7.06.

“Annual Independent Certified Public Accountants’ Servicing Report”:  Shall have the meaning set forth in Section 7.06.

“Applicable Regulations”:  As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

“Appraised Value”:  With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the appraisal made, if any, for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a Refinanced Mortgage Loan, such value is based solely upon the appraisal made, if any, at the time of origination of such Refinanced Mortgage Loan.

“Appropriate Federal Banking Agency”:  Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

“Assignment of Mortgage”:  An individual assignment of the Mortgage, notice of transfer or equivalent instrument to give record notice of the sale of the Mortgage to the Owner, if required.

“Bill of Sale”:  A bill of sale with respect to the sale of any Servicing Rights on any Sale Date substantially in the form attached hereto as Exhibit J.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the State of New Jersey, the State of New York or the state in which the servicing operations of the Servicer are located are authorized or obligated by law or executive order to be closed.

“Certifying Party”:  Shall have the meaning assigned thereto in Section 7.06.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Commitment Letter”:  With respect to the sale of Servicing Rights for a pool of Loans, the letter agreement between the Owner and the Purchaser setting forth the terms and conditions with respect to such sale.

“Condemnation Proceeds”:  All awards or settlements in respect of a taking of a Mortgaged Property or REO Property by exercise of the power of eminent domain or condemnation.

“Custodial Account”:  The separate account or accounts created and maintained pursuant to Section 5.04.

“Custodial Agreement”:  With respect to any Mortgage Loan, the agreement governing the retention of the originals of the related Mortgage Note, Mortgage, Assignment of Mortgage and each other Mortgage Loan Document.

“Custodian”:  With respect to any Custodial Agreement, the custodian thereunder or its successor in interest or permitted assign, or any successor to the Custodian under the Custodial Agreement, as therein provided.

“Cut-off Date”:  With respect to each Mortgage Loan, the first day of the month in which the Servicing Transfer Date occurs.

“Data Tape”:  Shall have the meaning assigned thereto in Section 2.01.

“Deboarding Fee”:  The Deboarding Fee shall be an amount equal to:

(a)

$25 per Mortgage Loan or REO Property during the first year after the Mortgage Loan or REO Property has been made subject to this Agreement;

(b)

$15 per Mortgage Loan or REO Property during the second year after the Mortgage Loan or REO Property has been made subject to this Agreement; and

(c)

$0, thereafter.

“Determination Date”:  The last day of each calendar month preceding a Remittance Date.

“Due Date”:  The day of the month on which each Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Eligible Account”:  Either (a) a segregated account or accounts maintained with an institution whose deposits are insured by the FDIC, the unsecured and uncollateralized short term debt obligations of which institution shall be rated “A-1” or higher by Standard & Poor’s Ratings Group and “P-1” or higher by Moody’s Investors Service, Inc., or (b) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution, having capital and surplus of not less than $100,000,000, acting in its fiduciary capacity.  Eligible Accounts may bear interest.

“Environmental Problem Property”:  A Mortgaged Property or REO Property that is in violation of any environmental law, rule or regulation.

“Environmental Liability”:  Any and all claims, losses, damages liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by the Servicer arising out of or resulting from the introduction of such materials on any Mortgaged Property or REO Property before and/or after the date hereof, including, without limitation, (i) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.  Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being “in inventory,” “usable work in process” or similar classification that would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (ii) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (iii) liability with respect to any other matter affecting a Mortgaged Property or REO Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws.

“Escrow Account”:  The separate trust account or accounts created and maintained pursuant to Section 5.06.

“Escrow Payments”:  The amounts constituting ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by a Mortgagor with a Mortgagee pursuant to a Mortgage Loan.

“Event of Default”:  Any one of the conditions or circumstances enumerated in Section 9.01.

“Fannie Mae”:  Fannie Mae, or any successor organization.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor organization.

“Fidelity Bond”:  A fidelity bond to be maintained by the Servicer pursuant to Section 5.12.

“First Mortgage Loan”:  A Mortgage Loan that is secured by a first lien on the Mortgaged Property.

“Fixed Rate Mortgage Loan”:  A Mortgage Loan wherein the Mortgage Interest Rate set forth in the Mortgage Note is fixed for the term of such Mortgage Loan.

“Freddie Mac”:  Freddie Mac, or any successor organization.

“HUD”:  The United States Department of Housing and Urban Development, or any successor thereto.

“Insured Depository Institution”:  Insured Depository Institution shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

“Lender Paid Mortgage Insurance Policy” or “LPMI Policy”:  A policy of mortgage guaranty insurance issued by a Mortgage Insurer in which the Owner or the Servicer of the Mortgage Loan is responsible for the premiums associated with such mortgage insurance policy.

“LPMI Policy Proceeds”:  Proceeds of any Lender Paid Mortgage Insurance Policy.

“Liquidation Proceeds”:  Amounts, other than Primary Insurance Proceeds, LPMI Policy Proceeds, Condemnation Proceeds and Other Insurance Proceeds, received by the Servicer in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale, sale of the Mortgaged Property or otherwise, other than amounts received following the acquisition of an REO Property pursuant to Section 5.14.

“Loan-to-Value Ratio”:  With respect to any First Mortgage Loan, the original principal balance of such Mortgage Loan divided by the Appraised Value of the related Mortgaged Property.

“Monthly Payment”:  The scheduled monthly payment of principal and interest on a Mortgage Loan which is payable by a Mortgagor under the related Mortgage Note as modified pursuant to any forbearance plan or bankruptcy plan agreement.

“Monthly Report”:  A monthly report substantially in the form of Exhibit E hereto.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first or second lien on Mortgaged Property securing the Mortgage Note.

“Mortgage Impairment Insurance Policy”:  A mortgage impairment or blanket hazard insurance policy as described in Section 5.11.

“Mortgage Insurer”:  The Federal Housing Administration as a mortgage insurer, the United States Department of Veterans Affairs as a mortgage guarantor and any issuer of private mortgage insurance.

“Mortgage Interest Rate”:  With respect to each Fixed Rate Mortgage Loan, the fixed annual rate of interest provided for in the related Mortgage Note and, with respect to each Adjustable Rate Mortgage Loan, the annual rate that interest accrues on such Adjustable Rate Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate, as of the Cut-off Date, shall be the rate set forth in the related Data Tape as the Mortgage Interest Rate.

“Mortgage Loan”:  Each individual mortgage loan subject to the terms of this Agreement pursuant to Section 2.01 and Section 3.01, but excluding any individual mortgage loans withdrawn from the loans being serviced hereunder pursuant to the terms of this Agreement.

“Mortgage Loan Documents”:  With respect to each Mortgage Loan, the documents delivered to the related Custodian pursuant to the related Custodial Agreement.

“Mortgage Note”:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property”:  A fee simple interest in, or a leasehold estate with respect to, real properties located in jurisdictions in which the use of leasehold estates for residential properties is a widely accepted practice, the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

“Mortgage Servicing File”:  The documents pertaining to each Mortgage Loan referred to on Exhibit D attached hereto, to the extent available, which are delivered to the Servicer in connection with the servicing of the Mortgage Loans, as well as any documents and information accumulated by Servicer in its role as servicer.

“Mortgagee”:  The mortgagee or beneficiary named in the related Mortgage and the successors and assigns of such mortgagee or beneficiary.

“Mortgagor”:  The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor’s or mortgagor’s successors in title to the Mortgaged Property.

“Net Investment Earnings”:  With respect to any Custodial Account or Escrow Account, for any period from any Remittance Date to the immediately succeeding Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with Section 5.16.  Such losses shall include, and the Servicer shall be responsible for, any shortfalls in any Custodial Account or Escrow Account caused by a late payment on a Permitted Investment.

“Net Investment Loss”:  With respect to any Custodial Account or Escrow Account, for any period from any Remittance Date to the immediately succeeding Remittance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds held in such account in accordance with Section 5.16, exceeds the aggregate of all interest and other income realized during such period on such funds.  Such losses shall include, and the Servicer shall be responsible for, any shortfalls in any Custodial Account or Escrow Account caused by a late payment on a Permitted Investment.

“Nonrecoverable Servicing Advance”:  Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the reasonable business judgment of the Servicer, will not, or, in the case of a proposed Servicing Advance, would not be, ultimately recoverable from related late payments, Other Insurance Proceeds, Primary Insurance Proceeds, LPMI Policy Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“OFC”:  Ocwen Financial Corporation, a Florida corporation.

“Officers’ Certificate”:  A certificate signed by the Chief Executive Officer, Chief Operating Officer, Vice President or an Assistant Vice President of the Servicer and delivered to the Owner as required by this Agreement.  On or prior to the date hereof, the Servicer shall deliver to the Owner an incumbency certificate with respect to all such authorized signatories.

“Other Insurance Proceeds”:  Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, other than the Primary Insurance Proceeds or LPMI Policy Proceeds, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

“Owner”:  DB Structured Products, Inc., a Delaware Corporation, and its successors in interest, and any Person who assumes the obligations of the Owner hereunder with respect to one or more Mortgage Loans.

“Pass-Through Transfer”:  The sale or transfer of some or all of the Mortgage Loans by the Owner to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

“Permitted Investments”:  Any one or more of the following obligations or securities having the required ratings, if any, provided for in this definition and which provides for a date of maturity as set forth in Section 5.16:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Moody’s and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P and A2 or higher by Moody’s; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred in exchange for such collateral and (C) be delivered in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds that have been rated “AAAAm” by S&P or “AAaa” by Moody’s; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that in each case (a) if the investment is rated by S&P, it shall not have an “r” highlighter affixed to its rating, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price.  Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

“Person”:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, limited partnership, government or any agency or political subdivision thereof.

“Pricing Letter”:  The letter agreement substantially in the form of Exhibit I hereto, executed by the Owner, the Purchaser and the Servicer in connection with the sale of Servicing Rights that sets forth the terms of such sale, including a description of the related Mortgage Loans and the related Purchase Price.

“Primary Insurance Policy”:  Each policy of primary guaranty of mortgage insurance issued by a Qualified Insurer in effect with respect to any Mortgage Loan, or any replacement policy therefor obtained by the Servicer pursuant to Section 5.08.

“Primary Insurance Proceeds”:  Proceeds of any Primary Insurance Policy.

“Prime Rate”:  The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

“Principal Prepayment”:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment and which reduces the Unpaid Principal Balance of such Mortgage Loans.

“Purchase Price”:  The purchase price for the Servicing Rights with respect to a pool of Mortgage Loans as set forth in the related Pricing Letter.

“Purchaser”:  The Servicer or OFC, as set forth in the related Pricing Letter.

“Qualified Insurer”:  Any insurance company acceptable to Fannie Mae or Freddie Mac.

“Rating Agency”:  Any one of Fitch, Inc., Moody’s Investors Service, Inc.  or S&P.

“Reconstitution”:  The actions required by Section 11.13 in connection with a Whole Loan Transfer or Pass-Through Transfer.

“Reconstitution Agreement”:  The agreement or agreements entered into by the Servicer and the Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 11.13.

“Reconstitution Date”:  The date or dates on which any or all of the Mortgage Loans subject to this Agreement shall be removed from this Agreement and reconstituted as part of a Whole Loan Transfer or Pass-Through Transfer pursuant to Section 11.13.

“Refinanced Mortgage Loan”:  A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Provisions”:  Provisions of the federal income tax law relating to REMICs, which appear in Sections 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Date”:  The tenth (10th) day of each calendar month or if such tenth (10th) day is not a Business Day, the first Business Day immediately following such tenth (10th) day.

“REO Disposition”:  The final sale by the Servicer of any REO Property.

“REO Property”:  (a) as of any Determination Date for the purpose of calculating the relevant Servicing Fee, and (b) as of the actual date of acquisition of title for all other purposes:  any Mortgaged Property that was subject to a Mortgage Loan, after the Mortgaged Property has been acquired on behalf of the Owner pursuant to this Agreement through foreclosure or similar proceedings, acceptance of deed-in-lieu of foreclosure, acquisition of title in lieu of foreclosure or the acquisition of title by operation of law.

“Requirements”:  All federal, state or local laws, rules and regulations and any other requirements of any government or agency or instrumentality thereof applicable to the servicing of the Mortgage Loans, the management of the REO Properties or the provision of services hereunder by the Servicer.

“S&P”:  Standard and Poor’s, a division of The McGraw Hill Companies, Inc.

“Sale Date”:  The date on which the Owner sells to the Purchaser all legal and beneficial right, title and interest in and to any Servicing Rights.

“Servicer”:  Ocwen Federal Bank FSB, a federal savings bank, and its successors in interest, and any successor servicer under this Agreement appointed as herein provided.

“Servicing Advances”:  All customary, reasonable and necessary “out of pocket” costs and expenses incurred by the Servicer (whether or not such advances are not, in the reasonable determination of the Servicer, a Nonrecoverable Servicing Advance when made but, thereafter, becomes a Nonrecoverable Servicing Advance) in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property and the REO Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) performance of the obligations under Sections 2.03, 2.04, 5.03, 5.08 and, only to the extent related to the costs associated with recording instruments of satisfaction, 7.02.

“Servicing Fee”:  With respect to each Mortgage Loan, the fee payable to the Servicer in its capacity as servicer, which fee (unless otherwise agreed to in writing by the Servicer and the Owner with respect to specified Mortgage Loans) shall be equal to:  (i) $15.00 for each Mortgage Loan which is less than sixty (60) days delinquent, (ii) $40 for each Mortgage Loan for which a forbearance plan or bankruptcy plan has been adopted, provided that the Mortgagor remains current under such plan, (iii) $80 for each Mortgage Loan which is sixty (60) or more days delinquent, and (iv) $115 for each REO Property, in each case, for each calendar month, in which the related Mortgage Loan or REO Property is serviced.  In each case, the Servicing Fee applicable with respect to a Mortgage Loan shall be calculated based on the status of the Mortgage Loan as of the last day of the calendar month or the date of deboarding, whichever is earlier.  The Servicing Fee shall be pro rated based on a 30-day month/360-day year convention in the event that a Mortgage Loan is serviced for less than a full month at any time.

“Servicing Officer”:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Servicer to the Owner as of the date hereof, as such list may from time to time be amended.

“Servicing Rights”:  With respect to the Mortgage Loans identified on a mortgage loan schedule attached to a Pricing Letter, all of the Owner’s right, title and interest in and to the servicing of such Mortgage Loans, including all rights to receive or retain amounts in respect of servicing fees (in an amount specified in the related Pricing Letter), late fees, (other than prepayment penalties) and other Ancillary Income and similar payments, reimbursement for any servicing and delinquency advances, or other expenses and costs, and investment earnings or other benefits from positive account balances, together with all collection account balances, escrow account balances, contract rights, incidental income and benefits to the extent related to the servicing rights, and exclusive rights to possession and use of Mortgage Servicing Files and records directly or indirectly related thereto, including, without limitation, borrower lists, insurance policies and tax service agreements; provided, however, that the term Servicing Rights shall not include any obligations of the Owner or any affiliate as depositor or seller under a previous servicing agreement or related agreement, including but not limited to, any obligations in connection with any representations or warranties made by the Owner or any affiliate as depositor or as seller or any obligation to remedy breaches of any representations or warranties or to indemnify any party in connection therewith or any other recourse obligation of the Owner or any affiliate in its capacity as depositor or as seller thereunder.

“Servicing Transfer Date”:  With respect to each Mortgage Loan, the date on which the Owner transfers the servicing of such Mortgage Loan to the Servicer or, to the extent servicing of such Mortgage Loan was previously transferred by the prior servicer to the Servicer prior to the Owner becoming owner of such Mortgage Loan, the Servicing Transfer Date shall be deemed to be the date that the Servicer and the Owner agree shall be the date that such Mortgage Loan becomes subject to this Agreement.

“Servicing Transfer Procedures”:  The provisions set forth in Exhibit H attached hereto.

“Transfer Date”:  With respect to each Mortgage Loan or REO Property, the date designated by the Owner in a writing delivered to the Servicer, which date shall not be earlier than thirty (30) days after the Servicer’s receipt of such written notice, on which the Servicer transfers the servicing responsibilities of such Mortgage Loan or REO Property to the Owner or its designee.

“Unpaid Principal Balance”:  As to each Mortgage Loan on any date of determination, the unpaid principal balance of the Mortgage Loan.

“Whole Loan Transfer”:  Any sale or transfer of some or all of the Mortgage Loans by the Owner to a third party, which sale or transfer is not a Pass-Through Transfer.

ARTICLE II
RECORD TITLE AND POSSESSION OF MORTGAGE SERVICING FILES:  BOOKS
AND RECORDS

Section 2.01.

Servicing Transfer; Record Title and Possession of Mortgage Servicing Files.  The Owner shall notify the Servicer not less than fifteen (15) days prior to any proposed Servicing Transfer Date that it desires to have the Servicer service the related mortgage loans pursuant to the terms of this Agreement and shall forward to the Servicer with such notice by computer readable electronic transmission, a schedule of such mortgage loans and data tapes with respect to such loans, containing the information specified in Exhibit A (the “Data Tape”).  In the event that the Servicer elects not to service such mortgage loans pursuant to the terms hereof, the Servicer shall verbally advise the Owner of such election within two (2) Business Days of receipt of such Data Tape.  Otherwise, each such mortgage loan shall constitute a “Mortgage Loan” hereunder and shall be subject to this Agreement as of the related Servicing Transfer Date.

With respect to each Mortgage Loan to be serviced hereunder, the Owner shall cause the prior servicer to comply with the Servicing Transfer Procedures and shall cause the prior servicer to deliver to the Servicer the Mortgage Servicing File for each related Mortgage Loan.  Any fees and expenses incurred in transferring the Mortgage Servicing File to the Servicer shall be the obligation of the Owner.  In the event that the Mortgage Servicing File fails to contain all of those items set forth in Exhibit D hereof on the date on which the Mortgage Servicing File is required to be delivered to the Servicer, the Servicer shall notify the Owner, and the Owner shall use reasonable efforts, at the Owner’s sole expense, to cause to be delivered promptly to the Servicer any missing documents therefrom, or, upon the request of the Owner and at the Owner’s sole expense, the Servicer may, for a fee acceptable to the Owner and the Servicer, undertake to obtain any missing documents therefrom.  Notwithstanding anything to the contrary contained in this Agreement or otherwise, the Servicer shall have no liability for any breach of this Agreement resulting, directly or indirectly, from the Owner’s failure to deliver to the Servicer, or the Servicer’s failure to receive, the complete Mortgage Servicing File for each Mortgage Loan, including but not limited to those items listed on Exhibit D, to the extent that any such documents are required to service the Mortgage Loans in accordance with the terms of this Agreement or any Reconstitution Agreement and the Servicer has provided the Owner with notice of any such missing documents.  With respect to each Mortgage Loan to be serviced hereunder, the Owner will use reasonable efforts to cause all funds, if any, in any escrow or custodial account kept by the prior servicer to be transferred to the Servicer not later than the Business Day following the Servicing Transfer Date.  In the event that such funds are not delivered to the Servicer within one (1) Business Day following the Servicing Transfer Date, the Servicer will notify the Owner, and, notwithstanding anything to the contrary contained in this Agreement or otherwise, the Servicer shall have no liability for any breach of this Agreement resulting, directly or indirectly, from the Owner’s failure to deliver to the Servicer by such date all of such funds with respect to each Mortgage Loan.  Notwithstanding any provision in this Agreement to the contrary, this paragraph shall not be applicable with respect to any Mortgage Loans to the extent servicing of such Mortgage Loans was previously transferred by the prior servicer to the Servicer prior to the Owner becoming owner of such Mortgage Loans.

Record title to the Mortgage Loans shall be retained by the Owner, and possession of any Mortgage Servicing Files delivered to the Servicer shall be held in trust for the Owner as the owner thereof, for the sole purpose of servicing the Mortgage Loans.  The ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the Mortgage Loan Documents, the contents of the related Mortgage Servicing File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, is vested in the Owner.  All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Servicer shall be received and held by the Servicer in trust for the benefit of the Owner as the owner of the Mortgage Loans.  Any portion of the Mortgage Servicing Files held by the Servicer shall be segregated from the other books and records of the Servicer and shall be appropriately marked to clearly reflect the ownership of the Mortgage Loans by the Owner.  The Servicer shall release its custody of the contents of the Mortgage Servicing Files only in accordance with written instructions of the Owner, except when such release is required as incidental to the Servicer’s servicing of the Mortgage Loans.  Except as provided herein, the original Mortgage Loan Documents for each Mortgage Loan shall be retained by the Custodian pursuant to the Custodial Agreement.  Any fees and expenses of the Custodian shall not be payable by the Servicer.

Section 2.02.

Books and Records.  The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be clearly marked to reflect the ownership of the Mortgage Loans by the Owner.

The Owner and its agents may, from time to time and at the Owner’s cost and expense, upon reasonable prior notice, inspect any of the Servicer’s books and records pertaining to this Agreement, including without limitation all Mortgage Servicing Files, at reasonable times during the Servicer’s normal business hours at the Servicer’s offices; provided, that upon the occurrence and continuance of an Event of Default, only one (1) Business Day’s prior notice shall apply.

Section 2.03.

Transfer of Mortgage Loans.  The Owner shall have the right, without the consent of the Servicer, to assign its interest under this Agreement with respect to the Mortgage Loans, and designate any Person to exercise any rights of the Owner hereunder, and the assignee or designee shall accede to the rights and obligations hereunder of the Owner with respect to such Mortgage Loans; provided, however, that there shall be no more than three separate Owners with respect to the Mortgage Loans included in a loan pool transferred on any Servicing Transfer Date and not included in a Reconstitution without the consent of the Servicer.  All references to the Owner shall be deemed to include its assignee or designee.  The Servicer shall not be responsible for the preparation or recording of mortgage assignments or financing statement amendments in connection with such assignments; provided, however, that in the event the Servicer agrees to record any mortgage assignment or financing statement, any expense, including the fees of third party service providers, incurred by the Servicer in connection with the recordation of mortgage assignments shall be reimbursable as a Servicing Advance.  In cases where the prior servicer or owner prepared all or any part of the assignment, the Servicer shall not be liable for, and shall be indemnified by the Owner against, any losses, costs, penalties and damages incurred as a result of incorrect or incomplete, or untimely submission of, assignments and applicable recording information provided by the prior servicer or the Owner.

The Servicer shall keep at its servicing office books and records in which, subject to such reasonable regulations as the Servicer may prescribe, the Servicer shall note transfers of Mortgage Loans.  For the purposes of this Agreement, the Servicer shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans except for the Owner unless the Owner provides prior written notice to the Servicer of a sale of one or more Mortgage Loans to such Person and the assumption by such Person of the obligations of the Owner hereunder with respect to such Mortgage Loan(s).  Upon receipt of such written notice, the Servicer shall mark its books and records to reflect the ownership of such Mortgage Loan(s) by such assignee, and the previous Owner shall be released from its obligations hereunder attributable to the period after such assignment to the extent such obligations relate to such Mortgage Loan(s) sold by the Owner.  The Owner shall be responsible for all costs incurred by the Servicer in transferring the Mortgage Loans to such assignee.

Section 2.04.

Tax Service Contracts.  In the event that a Mortgage Loan is not subject to a fully assignable life of loan tax service contract issued by a tax service contract provider listed on Exhibit G attached hereto which is assignable to the Servicer or any subsequent Servicer without the payment of any cost or fee, the Servicer shall acquire a tax service contract for any such Mortgage Loan at a cost not to exceed $76.00 with respect to each Mortgage Loan.  The Servicer shall deliver an invoice on a monthly basis to the Owner with respect to the costs of acquiring any tax service contracts and shall deduct the cost of such tax service contracts (not to exceed $76.00 with respect to each Mortgage Loan) prior to depositing any funds in the Custodial Account.

ARTICLE III
SALE OF SERVICING RIGHTS

Section 3.01.

Sale of Servicing Rights.

(a)

Subject to, and upon the terms and conditions set forth in this Article III, from time to time, the Owner may, as hereinafter provided, sell, transfer and assign to the Purchaser all right, title, interest and obligation in and to the Servicing Rights related to a pool of Mortgage Loans.  Such offer and sale shall be subject to, and made in accordance with the terms of this Article III.

(b)

The Owner, the Purchaser and the Servicer shall enter into a Pricing Letter with respect to the Servicing Rights to be sold hereunder not later than fifteen (15) days prior to the proposed Sale Date, or such lesser period agreed upon by the Owner, the Purchaser and the Servicer.  On each Sale Date the Owner shall deliver to the Purchaser a Bill of Sale evidencing the sale of the related Servicing Rights hereunder as of such Sale Date.

(c)

On the Sale Date, the Owner shall transfer and assign to the Purchaser, and the Purchaser shall assume from the Owner, all of the Owner’s right, title and interest in and to the Servicing Rights.  Following the Sale Date, the Servicer shall service the related Mortgage Loans pursuant to the terms of a Reconstitution Agreement as specified in the related Pricing Letter.

Section 3.02.

Evidence of Sale.  Prior to the Sale Date, the Purchaser and the Owner shall execute and deliver the documents required in connection with the transfer of the related Servicing Rights, in form and substance satisfactory to the Purchaser and the Owner.  The Purchaser and the Owner, subject to the terms of this Agreement, shall also execute and deliver such other instruments or documents as the Purchaser and the Owner shall reasonably determine are necessary to evidence the transactions contemplated hereby.

Section 3.03.

Purchase Price.

(a)

The Purchaser shall pay to the Owner the Purchase Price set forth in the related Pricing Letter in consideration for the Servicing Rights related to the Mortgage Loans identified on the mortgage loan schedule attached to such Pricing Letter.

(b)

The Purchaser shall pay the Purchase Price to the Owner in the manner set forth in the related Pricing Letter by wire transfer in immediately available funds pursuant to written instructions provided by the Owner.

(c)

The Purchase Price due on the related Sale Date will be based on an estimate determined in a manner agreed to by the Purchaser and the Owner.  Any adjustment to such payment will be based on information available as of the related Sale Date and will be made within ten (10) days of the related Sale Date.  The Purchase Price shall be further adjusted if, subsequent to the payment of the Purchase Price or the payment of any other amounts due under this Agreement to either party, the principal on which the Purchase Price with respect to a Mortgage Loan was based is found to be in error, or if, for any other reason, the Purchase Price or such other amounts are found to be in error, within five Business Days after the receipt of information sufficient to provide notice that payment is due, the party benefiting from the error shall pay to the other party an amount sufficient to correct and reconcile the Purchase Price or such other amounts and shall provide the other party with a reconciliation statement and such other documentation sufficient to reasonably satisfy the other party concerning the accuracy of such reconciliation.

ARTICLE IV
REPRESENTATIONS

Section 4.01.

Representations, Warranties and Covenants of the Servicer.  The Servicer represents and warrants to, and covenants with, the Owner and OFC as of the date hereof and as of each Servicing Transfer Date and each Sale Date that:

(a)

The Servicer (i) is a federally chartered savings bank duly organized, validly existing, and in good standing under the laws of the United States (ii) has all licenses necessary to carry on its business as now being conducted, except for such licenses, the absence of which individually or in the aggregate, would not have a material adverse effect on the ability of the Servicer to conduct its business as it is presently conducted, (iii) is licensed, qualified and in good standing under the laws of each state where a Mortgaged Property or REO Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer and (iv) is in compliance with the laws of any such state to the extent necessary to permit the servicing of the Mortgage Loans in accordance with the terms of this Agreement.

(b)

The Servicer has the full power and authority to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement.  The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by each of the Owner and OFC, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement of such remedies is considered in a proceeding in equity or law).

(c)

The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation of any other of the transactions contemplated hereunder, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer, and will not (i) result in a breach of any term or provision of the organizational documents of the Servicer or (ii) conflict with, result in a breach, violate, or result in a default under or acceleration of, the terms of any material agreement, indenture or loan or credit agreement or other material instrument to which the Servicer is a party or by which it may be bound, or (iii) constitute a violation of any statute, rule, regulation, order, judgment or decree applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer.

(d)

The Servicer is an approved seller/servicer of mortgage loans for Fannie Mae and is an approved seller of mortgage loans and servicer of all types of mortgage loans for Freddie Mac and has the facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans.  The Servicer is a HUD-approved servicer of mortgage loans.  No event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to either Fannie Mae, Freddie Mac or HUD.

(e)

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant applicable to it and contained in this Agreement.

(f)

There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against the Servicer that, either individually or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted or in any material liability on the part of the Servicer, or that would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or that would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.

(g)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Servicing Transfer Date.

(h)

The Servicer is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, as amended.

(i)

This Agreement conforms to all applicable statutory and regulatory requirements.

(j)

The Servicer has fully furnished in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

Section 4.02.

Representations, Warranties and Covenants of the Owner.  The Owner represents and warrants to, and covenants with, the Servicer and OFC as of the date hereof and as of each Servicing Transfer Date and each Sale Date that:

(a)

The Owner is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is in good standing under the laws of each state where required in order to perform its obligations hereunder.

(b)

The Owner has the full power and authority to execute and deliver this Agreement, and to enter into and consummate all transactions contemplated by this Agreement.  The Owner has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by each of the Servicer and OFC, constitutes a legal, valid and binding obligation of the Owner, enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement of such remedies is considered in a proceeding in equity or law).

(c)

The execution and delivery of this Agreement by the Owner, the consummation of any other transactions contemplated hereunder, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Owner and will not (i) result in a material breach of any material term or provision of the charter or by-laws of the Owner or (ii) conflict with, result in a material breach, violate, or result in a material default under or acceleration of, the terms of any material agreement, indenture or loan or credit agreement or other material instrument to which the Owner is a party or by which it is bound, or (iii) constitute a material violation of any (x) material statute, rule or regulation, or (y) order, judgment or decree applicable to the Owner of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Owner.

(d)

There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against the Owner that, either individually or in the aggregate, would draw into question the validity of this Agreement or that would impair materially the ability of the Owner to perform under the terms of this Agreement.

(e)

With respect to each Mortgage Loan,

(i)

the Owner is the owner of all the right, title and interest in and to the Mortgage Loan and the Servicing Rights attributable to such Mortgage Loan free and clear of any claims or encumbrances;

(ii)

to the best of the Owner’s knowledge, each Mortgage Loan has been originated and serviced in material compliance with all applicable federal, state and local laws and regulations and the terms of the Mortgage Loans and all related Mortgage Loan Documents;

(iii)

none of the Mortgage Loans is (A) a “high cost” loan under the Home Ownership and Equity Protection Act of 1994 or (B) a “high cost”, “threshold” or “predatory” loan under any applicable state, federal or local law;

(iv)

to the best of the Owner’s knowledge, the information set forth in each Data Tape, and on any updates thereof or other document, instrument or schedule furnished to the Servicer by the Owner pursuant to, or prior to and in connection with, this Agreement is accurate and complete in all material respects;

(v)

all documents required hereby or by Applicable Regulations to be in the custodial file maintained by the Custodian are contained therein; and

(vi)

each Mortgage Loan has been funded in the amount set forth in the Mortgage Note.

Section 4.03.

Representations, Warranties and Covenants of OFC.  OFC represents and warrants to, and covenants with, the Servicer and the Owner as of the date hereof and, if it is the Purchaser, as of each Sale Date that:

(a)

OFC is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and is in good standing under the laws of each state where required in order to perform its obligations hereunder.

(b)

OFC has the full power and authority to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement.  The Owner has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by each of the Servicer and the Owner, constitutes a legal, valid and binding obligation of OFC, enforceable against it in accordance with its terms, subject to applicable bankruptcy and insolvency laws affecting the rights of creditors generally and to general principles of equity (regardless of whether enforcement of such remedies is considered in a proceeding in equity or law).

(c)

The execution and delivery of this Agreement by OFC, the consummation of any other transactions contemplated hereunder, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of OFC and will not (i) result in a material breach of any material term or provision of the charter or by-laws of OFC or (ii) conflict with, result in a material breach, violate, or result in a material default under or acceleration of, the terms of any material agreement, indenture or loan or credit agreement or other material instrument to which OFC is a party or by which it is bound, or (iii) constitute a material violation of any (x) material statute, rule or regulation, or (y) order, judgment or decree applicable to OFC of any court, regulatory body, administrative agency or governmental body having jurisdiction over OFC.

(d)

There is no action, suit, proceeding or investigation pending or, to its best knowledge, threatened against OFC that, either individually or in the aggregate, would draw into question the validity of this Agreement or that would impair materially the ability of OFC to perform under the terms of this Agreement.

(e)

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by OFC of or compliance by OFC with this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Servicing Transfer Date.

ARTICLE V
SERVICING OF MORTGAGE LOANS

Section 5.01.

Servicer to Act as the Servicer.  The Servicer, as independent contract servicer, shall service and administer the Mortgage Loans on an actual/actual basis in accordance with this Agreement, the terms of the applicable Mortgage Loan Documents and Acceptable Servicing Practices, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable and consistent with the terms of this Agreement.  The Servicer may perform its servicing responsibilities through agents or independent contractors, but shall not thereby be released from any of its responsibilities hereunder, and the Servicer shall diligently pursue all of its rights against such agents or independent contractors.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner; provided, however, that the Servicer shall not, without the prior written consent of the Owner, permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), extend the final maturity date with respect to such Mortgage Loan or any other act that could reasonably be expected to affect adversely the Owner’s interest in the Mortgage Note, Mortgage Loan, Mortgage, Mortgaged Property, Mortgage Loan Documents or Mortgage Servicing File related to a Mortgage Loan.  The Servicer shall take such actions as it shall deem to be in the best interest of the Owner and which are consistent with Accepted Servicing Practices, the terms of this Agreement and all applicable laws and regulations.  Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of itself, and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties.  The Servicer shall make all required Servicing Advances and shall service and administer the Mortgage Loans in accordance with Acceptable Servicing Practices, Applicable Regulations, the terms of this Agreement and the terms of the Mortgage Loan Documents and shall provide to the Mortgagor any reports required to be provided to it thereby.  If reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney in a form attached hereto as Exhibit F and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Servicer shall employ collection procedures consistent with Acceptable Servicing Practices and Applicable Regulations.  The Servicer shall have an internal quality control program that generally satisfies Fannie Mae, Freddie Mac and HUD requirements.

The Servicer shall not consent to the placement of any additional lien on the Mortgaged Property or any REO Property without notifying and obtaining the written consent of the Owner.  The Servicer shall not consent to the placement of a lien on the Mortgaged Property or any REO Property senior to that of the related Mortgage.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full or in part of a Mortgage Loan, the Servicer may not waive any prepayment penalty or portion thereof required by the terms of the related Mortgage Note unless (i) the Servicer determines that such waiver would maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, or (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law.  If the Servicer waives or does not collect all or a portion of a prepayment penalty relating to a Principal Prepayment due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such prepayment penalty (or such portion thereof as had been waived for deposit) into the Custodial Account for distribution in accordance with the terms of this Agreement; provided, however, that with respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer’s possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the Custodian), the Servicer shall not have any obligation to pay the amount of any uncollected prepayment penalty under this Section 5.01 if the failure to collect such amount is the result of inaccurate or incomplete information regarding prepayment penalties included on the Data Tape relating to the related Mortgage Loan.  With respect to any Mortgage Loan as to which the original or a copy of the Mortgage Note is not in the Servicer’s possession (after the Servicer has used commercially reasonable efforts to obtain the Mortgage Note from the Custodian), the Servicer may rely on the prepayment penalty data set forth on the related Data Tape and the Servicer shall not have any liability for any loss resulting from the Servicer’s calculation of the prepayment penalty utilizing the data contained in the related Data Tape.

Section 5.02.

Collection of Mortgage Loan Payments.  Continuously from the related Servicing Transfer Date until the principal and interest on the related Mortgage Loan are paid in full or the Termination Date pursuant to Section 10 hereof, the Servicer will diligently collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement, act in accordance with the terms and provisions of any related Primary Insurance Policy, LPMI Policy, Acceptable Servicing Practices and Applicable Regulations.  Further, with respect to each Mortgage Loan which provides for Escrow Payments to be made, in accordance with Acceptable Servicing Practices and Applicable Regulations, the Servicer will use commercially reasonable efforts to ascertain and estimate annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable such that the installments payable by the Mortgagor will be sufficient to pay such charges as and when they become due and payable.  Notwithstanding anything herein to the contrary, the Servicer shall have no obligation to collect, or make payments to the Owner with respect to, any prepayment penalties, late charges, fees or other items which are prohibited under applicable law.

Section 5.03.

Realization Upon Defaulted Mortgage Loans.  In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as is consistent with Acceptable Servicing Practices.

In connection with a foreclosure or other conversion, the Servicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Applicable Regulations and the Acceptable Servicing Practices with respect to mortgage loans in foreclosure or similar proceedings.  In the event that foreclosure results in a deficiency and applicable law permits, at the Owners’ option, the Servicer shall continue to perform collection services in accordance with a receivable collection agreement to be entered into with the Owner.

In the event that the Owner directs the servicer to charge off any Mortgage Loan or the Servicer, in accordance with Accepted Servicing Practices, charges off any Mortgage Loan, the Servicer, at the Owner’s option, shall perform collection services with respect to such charged-off Mortgage Loan in accordance with a receivable collection agreement to be entered into with the Owner.

Notwithstanding the foregoing provisions of this Section 5.03, with respect to any Mortgage Loan as to which the Servicer has received notice of, or has knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property if, as a result of any such action, either the Servicer or the Owner would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

(1)

such Mortgaged Property is in compliance with applicable environmental laws or, if not, it would be in accordance with Acceptable Servicing Practices to take such action as necessary in order to bring the Mortgaged Property into compliance therewith; and

(2)

there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in accordance with Acceptable Servicing Practices to take such action with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 5.03 and any opinion of counsel the Servicer reasonably determines that it needs to make a reasonable judgment with respect to its duties under this Section 5.03 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 5.05(ii) but subject to the provisions of Section 6.04 regarding nonrecoverability.

If the Servicer determines, as described above, that it would be in accordance with Acceptable Servicing Practices to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in accordance with Acceptable Servicing Practices.  The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Custodial Account as provided in Section 5.05(ii) but subject to the provisions of Section 6.04 regarding nonrecoverability.

Section 5.04.

Establishment of Custodial Accounts; Deposits in Custodial Accounts.  The Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Custodial Accounts, in the form of time deposit or demand accounts, which account(s) may be established with the Servicer.  The creation of any Custodial Account shall be evidenced by a letter agreement in the form set forth in Exhibit B hereto.  A copy of such letter agreement shall be sent to the Owner promptly after a Custodial Account is set up.  The Custodial Account shall be an Eligible Account.

The Servicer shall deposit in the Custodial Account on a daily basis within one (1) Business Day of receipt, and retain therein, the following payments and collections received or made by it after the Cut-off Date with respect to the Mortgage Loans:

(i)

all payments on account of principal, including Principal Prepayments and prepayment penalties, on the Mortgage Loans;

(ii)

all payments on account of interest on the Mortgage Loans net of the Servicing Fee payable as provided in Section 7.03;

(iii)

all Liquidation Proceeds;

(iv)

all Primary Insurance Proceeds, LPMI Policy Proceeds and Other Insurance Proceeds including amounts required to be deposited pursuant to Sections 5.10 and 5.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the Mortgage Loan Documents or applicable law;

(v)

all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, the Mortgage Loan Documents or applicable law;

(vi)

any amounts required to be deposited by the Servicer pursuant to Section 5.11 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Servicer’s own funds, without reimbursement therefor;

(vii)

any amounts required to be deposited by the Servicer in connection with any REO Property pursuant to Section 5.14; and

(viii)

any amounts required to be deposited in the Custodial Account pursuant to Section 5.14 or 6.01.

Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 5.05(iii).  Any funds on deposit in the Custodial Account may only be invested in accordance with Section 5.16.

Section 5.05.

Permitted Withdrawals From the Custodial Account.  The Servicer may, from time to time, withdraw from the Custodial Account for the following purposes:

(i)

to make payments to the Owner in the amounts and in the manner provided for in Section 6.01 after payments or reimbursements to the Servicer are made in accordance with this Agreement;

(ii)

to reimburse itself for Servicing Advances made with respect to any Mortgage Loan or REO Property pursuant to this Agreement and not previously reimbursed to the Servicer;

(iii)

to pay to itself as servicing compensation any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date) and to pay itself any accrued but unpaid Servicing Fees with respect to any Mortgage Loan or REO Property;

(iv)

to reimburse itself for Nonrecoverable Servicing Advances made pursuant to this Agreement;

(v)

to pay the premiums with respect to any Lender Paid Mortgage Insurance Policy;

(vi)

to reimburse itself for any deposits made by mistake or in error; and

(vii)

to clear and terminate the Custodial Account upon the termination of this Agreement with the balance to be paid to the Owner.

The foregoing requirements for withdrawal from the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees need not be deposited by the Servicer in the Custodial Account.

Section 5.06.

Establishment of Escrow Accounts; Deposits in Escrow Accounts.  The Servicer shall segregate and hold all funds collected and received pursuant to each First Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one (1) or more Escrow Accounts, in the form of time deposit or demand accounts.  The creation of any Escrow Account shall be evidenced by a letter agreement in the form set forth in Exhibit C hereto.  A copy of such letter agreement shall be furnished to the Owner upon request.  The Escrow Account shall be an Eligible Account.  Any funds on deposit in any Escrow Account may only be invested in accordance with Section 5.16.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis within one (1) Business Day of receipt, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Other Insurance Proceeds and any applicable Condemnation Proceeds which are to be applied only to the restoration or repair of any Mortgaged Property and not to ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and similar items.  The Servicer shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be set forth in, or in accordance with, Section 5.07.  The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagors and, to the extent required by the related Mortgage Loan or Applicable Regulations, the Servicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes, provided that the accounts are maintained at a depository institution selected by the Servicer.

Section 5.07.

Permitted Withdrawals From Escrow Account.  Withdrawals from the Escrow Account may be made by the Servicer (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, and similar items, (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to restoration or repair of the Mortgaged Property, (vi) to pay to the Servicer, or to the Mortgagor to the extent required by the related Mortgage Loan or Applicable Regulations, any interest paid on the funds deposited in the Escrow Account, (vii) to clear and terminate the Escrow Account on the termination of this Agreement or (viii) to transfer to the Custodial Account any Other Insurance Proceeds.

Section 5.08.

Payment of Taxes, Insurance, and Other Charges; Maintenance of Primary Insurance Policies and LPMI Policies; Collections Thereunder.  With respect to each Mortgage Loan which provides for Escrow Payments to be made, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage or Applicable Regulations.  To the extent that any First Mortgage Loan does not provide for Escrow Payments, the Servicer shall determine that any such payments are made by the Mortgagor.  With respect to each First Mortgage Loan, subject to Acceptable Servicing Practices, the Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances from its own funds to effect such payments within the time period required to avoid the loss of the related Mortgaged Property by foreclosure from a tax or other lien.  Additionally, for all tax penalties and interest levied prior to the transfer of the Mortgage Loans to the Servicer or as a result of the actions of the prior servicer or the Owner, the Servicer shall make Servicing Advances to effect such payments.  Notwithstanding the foregoing, if the Servicer reasonably determines that such Servicing Advance would be a Nonrecoverable Servicing Advance, the Servicer shall have no obligation to make such Servicing Advance.  The Servicer shall be entitled to immediate reimbursement for any Servicing Advance from any and all funds deposited in the Custodial Account whether or not the funds deposited in the Custodial Account relate to the Mortgage Loans or REO Properties for which the Servicing Advances were made.

With respect to each First Mortgage Loan, the Servicer will maintain or cause to be maintained in full force and effect (to the extent a Mortgage Loan has a Primary Insurance Policy as of the Servicing Transfer Date and the prior servicer or Owner has provided the relevant information related to the Primary Insurance Policy to the Servicer) a Primary Insurance Policy issued by a Qualified Insurer with respect to each Mortgage Loan for which such coverage is required.  Such coverage will be maintained until the Loan-to-Value Ratio of the related Mortgage Loan is reduced to 80% or less or such lesser percentage as may be stated in the related Primary Insurance Policy.  The Servicer will not cancel or refuse to renew any Primary Insurance Policy in effect on the Servicing Transfer Date that is required to be kept in force under this Agreement unless a replacement Primary Insurance Policy for such cancelled or non-renewed policy is obtained from and maintained with a Qualified Insurer.  The Servicer will maintain or cause to be maintained in full force and effect any LPMI Policy issued by a Mortgage Insurer with respect to each Mortgage Loan for which such coverage is in existence or is obtained.  The Owner shall notify the Servicer of any Mortgage Loan covered under an LPMI Policy.  The Servicer shall not take any action which would result in non-coverage under any applicable Primary Insurance Policy or LPMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder.  In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 7.01, the Servicer shall promptly notify the insurer under the related Primary Insurance Policy or LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under the Primary Insurance Policy or LPMI Policy, as applicable.  If such Primary Insurance Policy or LPMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement Primary Insurance Policy or LPMI Policy, as applicable, as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Primary Insurance Policy and LPMI Policy in a timely fashion in accordance with the terms of such policies and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy or LPMI Policy, as applicable, respecting a defaulted Mortgage Loan.  Pursuant to Section 5.04, any amounts collected by the Servicer under any Primary Insurance Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 5.05.

Section 5.09.

Transfer of Accounts.  The Servicer may transfer the Custodial Account or the Escrow Account to a different depository institution from time to time with notice to the Owner; provided that such accounts shall be Eligible Accounts.  Within three (3) Business Days of such transfer, the Servicer shall deliver to the Owner a new letter agreement, as required pursuant to Sections 5.04 and 5.06.

Section 5.10.

Maintenance of Hazard Insurance.  The Servicer shall cause to be maintained for each First Mortgage Loan fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the Unpaid Principal Balance of the Mortgage Loan and any mortgage loan senior to the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer.  If the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (i) the Unpaid Principal Balance of the Mortgage Loan and any mortgage loan senior to the Mortgage Loan, (ii) the maximum insurable value of the improvements securing such Mortgage Loan or (iii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.  The Servicer shall also maintain on the REO Property for the benefit of the Owner, (x) fire and hazard insurance with extended coverage in an amount which is at least equal to the replacement cost of the improvements which are a part of such property, (y) public liability insurance and, (z) to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance in an amount as provided above.  Any amounts collected by the Servicer under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 5.05.  It is understood and agreed that no earthquake or other additional insurance is required to be maintained by the Servicer or the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such Applicable Regulations as shall at any time be in force and as shall require such additional insurance.  All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Servicer and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Servicer.  The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies currently reflect a general policy rating of B:VI or better in Best’s Key Rating Guide and are licensed to do business in the state wherein the Mortgaged Property is located.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with Acceptable Servicing Practices, and secure from the owner’s association its agreement to notify the Servicer promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

Section 5.11.

Maintenance of Mortgage Impairment Insurance Policy.  In the event that the Servicer shall obtain and maintain, at its own expense, a blanket policy issued by an insurer that has a general policy rating of B:VI or better in Best’s Key Rating Guide (a “Qualified Insurer”) insuring against fire and hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 5.10 and otherwise complies with all other requirements of Section 5.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 5.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Section 5.10, and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause.  Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account to the extent such amounts are not deposited in the Escrow Account.  In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.  Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

Section 5.12.

Restoration and Repair.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property or REO Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement.  At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)

the Servicer shall verify that the Mortgage Loan is not in default; and

(iv)

pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

The Servicer shall inspect the Mortgaged Property as often as is deemed necessary by the Servicer to assure itself that the value of the Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than ninety (90) days delinquent, the Servicer shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices.  The Servicer shall keep a written report of each such inspection.

If the Servicer hereafter becomes aware that a Mortgaged Property is, or an REO Property becomes, an Environmental Problem Property, the Servicer will notify the Owner of the existence of the Environmental Problem Property.  Additionally, the Servicer shall set forth in such notice a description of such problem, a recommendation to the Owner relating to the proposed action regarding the Environmental Problem Property and the Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the Owner in writing within five (5) Business Days after the Owner’s receipt (or deemed receipt) of such notice but subject to the provisions of Section 6.04 regarding nonrecoverability.

Section 5.13.

Fidelity Bond, Errors and Omissions Insurance.  The Servicer shall maintain, at its own expense, a blanket Fidelity Bond and an errors and omissions insurance policy, with broad coverage with a Qualified Insurer on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans.  The Fidelity Bond and errors and omissions insurance shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Persons.  Such Fidelity Bond and errors and omissions insurance policy shall also protect and insure the Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 5.13 requiring the Fidelity Bond and errors and omissions insurance policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement.  The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide or by Freddie Mac in the Freddie Mac Servicer’s Guide.  Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of the Fidelity Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Fidelity Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Owner.

Section 5.14.

Title, Management and Disposition of REO Property.  In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued in the name of the party (other than the Servicer), designated by the Owner, as nominee on behalf of the Owner.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale.  The Servicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter.  The Servicer shall make or cause to be made a written report of each such inspection.  Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Servicer to the Owner upon request.  The Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall deposit or cause to be deposited, on a daily basis in the Custodial Account, all revenues received with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 5.10 hereof and the fees of any managing agent acting on behalf of the Servicer.

The Servicer shall use commercially reasonable efforts to dispose of the REO Property as promptly as is practically consistent with protecting the Owner’s interest.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance, and all other insurance coverage required under Section 5.10 and in the amounts specified in Section 5.10.

Each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer reasonably determines to be in the best interest of the Owner and provided the sales price and the related terms and conditions are results of arm’s-length negotiation.  If as of the date title to any REO Property was acquired by the Servicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Servicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition.  The proceeds from the REO Disposition, net of any amounts reimbursable to the Servicer hereunder, shall be deposited promptly in the Custodial Account following receipt thereof for distribution on the next Remittance Date in accordance with Section 6.01.  The Owner acknowledges and agrees that the Servicer or an affiliate may receive usual and customary real estate referral fees from real estate brokers in connection with the listing and disposition of REO Property to the extent permitted pursuant to Applicable Regulations.

Together with the statement furnished pursuant to the following paragraph, the Servicer shall furnish to the Owner on or before each Remittance Date a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month.  That statement shall be accompanied by such other information as the Owner shall reasonably request.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code or any successor provision thereof.

Section 5.15.

Notification of Adjustments.  On each Adjustment Date, the Servicer shall make interest rate adjustments for each Adjustable Rate Mortgage Loan and shall adjust the Monthly Payment in compliance with the requirements of the related Mortgage and Mortgage Note and Applicable Regulations.  The Servicer shall execute and deliver the notices required by each Mortgage and Mortgage Note and Applicable Regulations regarding interest rate adjustments.  The Servicer also shall provide timely notification to the Owner of all applicable data and information regarding such interest rate and Monthly Payment adjustments and the Servicer’s methods of implementing such interest rate adjustments.

Section 5.16.

Permitted Investments.

(a)

The Servicer may direct any depository institution maintaining any Custodial Account or Escrow Account (for purposes of this Section 5.16, an “Investment Account”) to invest, or if it is such depository institution, may itself invest, the funds held therein only in one (1) or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the depository institution maintaining such account is the obligor thereon.  All such Permitted Investments shall be held to maturity, unless payable on demand.  In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer shall:

(i)

consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

(ii)

demand payment of all amounts due thereunder promptly upon determination by the Servicer that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b)

Interest and investment income realized on funds deposited in any Custodial Account or Escrow Account, to the extent of the Net Investment Earnings, if any, with respect to such account for the period from the immediately preceding Determination Date to such Determination Date, shall be for the sole and exclusive benefit of the Servicer.  In the event that any loss or late payment shall be incurred in respect of any Permitted Investment on deposit in any Custodial Account or Escrow Account, the Servicer shall deposit therein, no later than the Remittance Date, without right of reimbursement, the amount of Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Determination Date to the current Determination Date.  If the Servicer advances funds to cover a shortfall in any Custodial Account or Escrow Account due to a late payment on a Permitted Investment, the Servicer may withdraw the amount of such advance when the late payment on the Permitted Investment is made.

(c)

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Servicer may and, upon the request of the Owner shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings, it being understood that the Servicer will duly observe subsection (b) of this Section 5.16 notwithstanding any action taken or to be taken by the Servicer in accordance with this subsection (c).  The Servicer shall be responsible for all costs, expenses, fees, loss and damages, if any, resulting from taking any action contemplated under this Section 5.16(c).

ARTICLE VI
PAYMENTS TO THE OWNER

Section 6.01.

Distributions.  On each Remittance Date, the Servicer shall remit to the Owner all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 5.05).

All remittances made to the Owner on each Remittance Date shall be made by wire transfer of immediately available funds to the account designated by the Owner at a bank or other entity having appropriate facilities therefor identified by the Owner to the Servicer.

With respect to any remittance received by the Owner on or after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.  Such interest shall be paid by the Servicer to the Owner on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive.  Such interest shall be remitted along with such late payment.  The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

The Servicer shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority pursuant to any applicable law with respect to the Mortgage Loans.

Section 6.02.

Statements to the Owner.  On each Remittance Date, the Servicer shall submit a Monthly Report in electronic format substantially in the form set forth on Exhibit E hereto (or in such other form and manner as may be hereafter mutually agreed upon by the Owner and the Servicer), showing all collections of interest and principal (from whatever source) on the Mortgage Loans and all collections in respect of the Mortgaged Properties and REO Properties (including sale proceeds and rental payments) during the calandar month preceding the Remittance Date as well as the amounts, and a detailed description of all Servicing Advances incurred during such calendar month and all distributions from the Custodial Account during such calendar month.

With respect to each month, the corresponding individual loan accounting report shall be received by the Owner no later than the Remittance Date occurring in the following month, which report shall contain the following:

(i)

with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts);

(ii)

with respect to each Monthly Payment, the amount of such remittance allocable to interest and assumption fees;

(iii)

the amount of servicing compensation received by the Servicer since the preceding Determination Date;

(iv)

the aggregate outstanding principal balance of the Mortgage Loans;

(v)

the aggregate of any Servicing Advances and other expenses reimbursed to the Servicer during the prior distribution period;

(vi)

a listing of (a) the paid-through date of each Mortgage Loan, (b) the Mortgage Loans as to which foreclosure has commenced, (c) the Mortgage Loans with respect to which the related borrowers that have declared bankruptcy; and (d) the Mortgage Loans as to which REO Property has been acquired; and

(vii)

a trial balance, sorted in the Owner’s assigned loan number order.

Section 6.03.

Real Estate Owned Property and Specially Serviced Loan Reports.  Together with the statement furnished pursuant to Section 6.02, with respect to any REO Property, the Servicer shall furnish to the Owner a statement covering the Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with an operating statement.  Such statement shall be in electronic media which will include the listing price, the anticipated sale price and the anticipated closing date.  Additionally, with respect to any Mortgage Loan which has been delinquent for ninety (90) days or more and any REO Property, the Servicer shall furnish to the Owner a statement in electronic media which will include all information reasonably required by the Owner including, but not limited to:  the reason for default, the current status of such Mortgage Loan (whether in foreclosure, bankruptcy, work-out or being resolved), the last comment on the account, the last paid date, the template dates from the servicing system (such as the estimated sale date), and the first legal action.

Section 6.04.

Nonrecoverability.  Notwithstanding anything herein to the contrary, no Servicing Advance shall be required to be made hereunder if such Servicing Advance would, if made, constitute a Nonrecoverable Servicing Advance.  The determination by the Servicer that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance would constitute a Nonrecoverable Servicing Advance shall be evidenced by an Officers’ Certificate of the Servicer, delivered to the Owner with the following month’s Remittance Report, which details the reasons for such determination and contains an appraisal of the value of the Mortgaged Property.  As of each Determination Date, to the extent that amounts deposited into the Custodial Account since the preceding Determination Date are insufficient to reimburse the Servicer for any Nonrecoverable Servicing Advance previously made by the Servicer and to pay the Servicing Fee to the Servicer, the Owner shall reimburse the Servicer for such unreimbursed amount and such accrued and unpaid Servicing Fee within fifteen (15) Business Days of receipt from the Servicer of an invoice for such unreimbursed amount.  In the event that such amount is not paid within fifteen (15) Business Days of receipt from the Servicer of such invoice, such amount shall accrue interest commencing on the date of receipt from the Servicer of such invoice at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law.

ARTICLE VII
GENERAL SERVICING PROCEDURES

Section 7.01.

Assumption Agreements.  With respect to each Mortgage Loan the Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its right to accelerate the maturity of such Mortgage Loan under any “due-on-sale” clause applicable thereto; provided, however, that the Servicer shall not exercise any such rights (a) if prohibited by law from doing so, or (b) if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy or LPMI Policy, if any.  If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer will enter into an assumption agreement with the Person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon.  Where an assumption is allowed pursuant to this Section 7.01, the Servicer, with the prior written consent of the primary mortgage insurer, if any, and to the extent required by the applicable primary mortgage insurance agreement, is authorized to prepare a substitution of liability agreement and any other document required in connection therewith to be entered into by the Owner and the Person to whom the Mortgaged Property has been conveyed or is to be proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note.  Any such substitution of liability agreement shall be in lieu of an assumption agreement.

Notwithstanding anything herein to the contrary, prior to its entering into any such assumption or substitution of liability, the Servicer shall notify the Owner in writing and obtain the written consent of the Owner; provided that the Owner’s consent shall be deemed given if not denied within five (5) Business Days of receipt of such notice.  In connection with any such assumption or substitution of liability, the Servicer shall follow the underwriting practices and procedures of prudent mortgage lenders in the respective states where the Mortgaged Properties are located.  With respect to an assumption or substitution of liability, no material term of the Mortgage Loan may be changed, including without limitation, the Mortgage Interest Rate borne by the related Mortgage Note and the amount of the Monthly Payment.  The Servicer shall notify the Owner that any such substitution of liability or assumption agreement has been completed and forward to the Custodian the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage Loan Documents and shall, for all purposes, be considered a part of such Mortgage Servicing File to the same extent as all other documents and instruments constituting a part thereof.

The Servicer shall forward to the Custodian or, at the request of the Owner, to the Owner or its designee, original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within ten (10) Business Days of their execution; provided, however, that the Servicer shall provide the Custodian with the certified true copy of any such documents submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety days of its submission for recordation.

Section 7.02.

Satisfaction of Mortgages and Release of Mortgage Servicing Files.  Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner in the monthly remittance report, or at such earlier time as required in order to enable the Owner to comply with its obligations under applicable law, that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 5.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Owner or the Custodian.  Upon receipt of such notice, the Owner shall, or shall instruct the Custodian to, promptly release the related mortgage documents to the Servicer and the Servicer shall prepare and process any satisfaction or release.  The Owner agrees to use its reasonable efforts to cause the Custodian to deliver to the Servicer the original Mortgage Note for any Mortgage Loan not later than ten (10) Business Days after notification, or such earlier time necessary to assure that the Servicer will not be penalized under applicable law, following its receipt of a notice from the Servicer that such a payment in full has been received or that a notification has been received that such a payment in full shall be made.  The Servicer shall use reasonable efforts to provide a follow-up notice to the Owner in the event that the Owner (or Custodian, as applicable) does not provide any such Mortgage Note to the Servicer within five (5) Business Days following its receipt of such notice from the Servicer to the extent that the Servicer determines that the Owner would otherwise miss a deadline for delivery of the satisfaction of such Mortgage Note.

In the event the Servicer prepares a satisfaction or release of a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage (or such lesser amount in connection with a discounted payoff accepted by the Servicer with respect to a defaulted Mortgage Loan) or should it otherwise prejudice any right the Owner may have under the mortgage instruments, the Servicer, upon written demand, shall remit to the Owner the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account unless the Servicer can reasonably demonstrate that it will be able to cause the amount of the unpaid indebtedness to be reinstated and secured under the related Mortgage.  The Servicer shall maintain the Fidelity Bond and errors and omissions insurance policy insuring the Servicer against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

From time to time and as appropriate for the servicing or foreclosure of each Mortgage Loan, including for this purpose collection under any Primary Insurance Policy or LPMI Policy, the Owner or the Custodian, as the case may be, shall, upon request of the Servicer and delivery to the Owner or the Custodian, as the case may be, of a servicing receipt signed by a Servicing Officer, release the portion of the Mortgage Servicing File held by the Owner or the Custodian, as the case may be, to the Servicer.  Such servicing receipt shall obligate the Servicer to return the related Mortgage documents to the Owner or the Custodian, as the case may be, when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account.

Section 7.03.

Servicing Compensation.  As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the Custodial Account, to retain from payments on such Mortgage Loan, or to be paid by the Owner to the extent not otherwise paid to, or received by, the Servicer, the Servicing Fee attributable to each Mortgage Loan.  In addition, the Servicer shall be entitled to retain all Ancillary Income paid with respect to each Mortgage Loan.  All prepayment penalties remain the property of the Owner and shall be deposited in the Custodial Account in accordance with Section 5.04.

Section 7.04.

Statement of Compliance.  Not later than March 31st of each calendar year commencing in 2005, the Servicer shall deliver to the Owner an Officers’ Certificate (each, an “Annual Statement of Compliance”) stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding year and of performance under this Agreement has been made under such officers’ supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

Section 7.05.

Annual Independent Certified Public Accountants’ Servicing Report.  On or before March 31st of each year, beginning with March 31, 2005, the Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner (each, an “Annual Independent Certified Public Accountants’ Servicing Report”) to the effect that such firm has examined certain documents and records relating to the servicing by the Servicer of residential mortgage loans during the most recently completed fiscal year Mortgage Loans and that on the basis of such an examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac, such firm confirms that such servicing has been conducted in compliance with this Agreement, except for such significant exceptions or errors in the records that, in the opinion of such firm, either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac requires it to report.

Section 7.06.

Sarbanes-Oxley Compliance and Back-up Certifications.

(a)

Notwithstanding anything to the contrary set forth in this Agreement, with respect to any Mortgage Loan subject to a Pass-Through Transfer, the Servicer shall deliver to the related depositor (the “Depositor”) and any other entity that is required, pursuant to the related pooling and servicing agreement, to file a certification with the Securities and Exchange Commission (the “Commission”) pursuant to the Sarbanes-Oxley Act of 2002 (each, a “Certifying Party”), on or before March 15th of each calendar year beginning in 2005 (or, if any such day is not a Business Day, the immediately preceding Business Day) or such alternative date reasonably specified by the Certifying Party which shall occur not earlier than 15 days prior to the date any Form 10-K is required to be filed with the Commission in connection with the transactions contemplated by the related pooling and servicing agreement, (i) an Annual Statement of Compliance, (ii) an Annual Independent Certified Public Accountants’ Servicing Report and (iii) a certification in the form attached hereto as Exhibit K.  The certification required pursuant to subpart (iii) of the prior sentence shall be signed by the senior officer in charge of servicing of the Servicer.  In addition, the Servicer shall provide such other information with respect to the Mortgage Loans and the servicing and administration thereof within the control of the Servicer which shall be required to enable the Certifying Party to comply with the reporting requirements of the Securities and Exchange Act of 1934, as amended.

(b)

The Servicer shall indemnify and hold harmless the Owner, the related Certifying Party, the related trustee, the related depositor and their respective officers, directors, agents and affiliates (the “Indemnified Parties”) from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 7.06 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith.  Such indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement.  If the indemnification provided for herein is unavailable or insufficient to hold harmless any Indemnified Party, then the Servicer agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities of such Indemnified Party in such proportion as is appropriate to reflect the relative fault of each Indemnified Party on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 7.06.

Section 7.07.

Reports of Foreclosures and Abandonment of Mortgaged Property.  The Servicer shall file, or cause to be filed, the information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J, 6050P and any comparable or successor provisions of the Code, respectively.  Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J, 6050P of the Code and any comparable or successor provisions.

Section 7.08.

Compliance with Gramm-Leach-Bliley Act of 1999.  With respect to each Mortgage Loan and related Mortgagor, the Servicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, and shall provide all notices required thereunder with respect to the Servicer and the Owner.

Section 7.09.

Reporting.  The Servicer shall prepare promptly each report required by applicable law including reports to be delivered to all governmental agencies having jurisdiction over the servicing of the Mortgage Loans and the Escrow Accounts, shall execute such reports or, if the Owner must execute such reports, shall deliver such reports to the Owner for execution prior to the date on which such reports are due and shall file such reports with the appropriate Persons.  The Servicer shall timely prepare and deliver to the appropriate Persons Internal Revenue Service forms 1098, 1099 and 1099A (or any similar replacement, amended or updated Internal Revenue Service forms) relating to any Mortgage Loan for the time period such Mortgage Loan has been serviced by the Servicer.  The Owner shall be solely responsible for filing any other forms including, without limitation and to the extent applicable, forms 1041 and K-1 or any similar replacement, amended or updated Internal Revenue Service forms.  The reports to be provided under this subsection shall cover the period through the end of the month following the termination of this Agreement or, in the case of reports to be sent to the Internal Revenue Service, the end of the calendar year following termination of the Agreement.  To the extent it is an Acceptable Servicing Practice, the Servicer shall promptly prepare all reports or other information required to respond to any inquiry from, or give any necessary instructions to, any mortgage insurer, provider of hazard insurance or other insurer or guarantor, taxing authority, tax service, or the Mortgagor.  In addition to the foregoing, with respect to each Mortgage Loan, the Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

ARTICLE VIII
THE SERVICER

Section 8.01.

Indemnification; Third Party Claims.  (a) Notwithstanding anything herein to the contrary, the Servicer agrees to indemnify the Owner and its present and former officers, directors, employees and agents and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees (including legal fees incurred in connection with the enforcement of the Servicer’s indemnification obligation under this Section 8.01) and related costs, judgments, and any other costs, fees and expenses that the Owner or such Persons may sustain in any way which arise from (i) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement or (ii) in connection with the material breach of any representation, warranty, covenant or agreement made by the Servicer hereunder.  The Servicer shall not be liable, and assumes no liability, to any Mortgagor under any of the Mortgage Loans or Mortgaged Properties arising out of any act or omission to act of any servicer, sub-servicer, owner, holder or originator of the Mortgage Loans or Mortgaged Properties before the Servicing Transfer Date under or as a result of this Agreement and the transactions contemplated hereby, and, to the maximum extent permitted by applicable law, the Servicer expressly disclaims such liability.  Furthermore, the Servicer shall not be liable to the Owner with respect to action taken by the Servicer, or for refraining from taking any action, with respect to any Mortgage Loan or REO Property at and in conformity with the written direction of the Owner or for liability caused by or resulting from a delay occasioned by the Owner’s objection to a proposal by the Servicer hereunder, or for any liability caused by or resulting from the Owner’s breach of a representation or warranty herein or for any liability incurred by reason of the Owner’s willful misfeasance, bad faith or negligence in acting or refraining from acting or any failure of performance.

(a)

The Owner agrees to indemnify the Servicer and the Purchaser and their respective present and former officers, directors, employees and agents and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees (including legal fees incurred in connection with the enforcement of the Owner’s indemnification obligation under this Section 8.01) and related costs, judgments, and any other costs, fees and expenses that the Servicer, the Purchaser or such Persons may sustain caused by or resulting from (i) any act or omission of the Owner or any employee, agent or representative authorized to act or acting on the Owner’s behalf with respect to the Mortgage Loans, that constitutes negligence, bad faith or willful misconduct on the part of the Owner, (ii) any actions or omissions in respect of any Mortgage Loan or REO Property of any prior servicer, sub-servicer, owner or originator of a Mortgage Loan or REO Property, (iii) the Servicer’s taking of any action, or refraining from the taking of any action, with respect to any Mortgage Loan or REO Property at the written direction of the Owner, its employees, or agents, and (iv) any Environmental Liability; provided, however, the indemnity for Environmental Liability shall not be effective with respect any liability directly and solely caused by the Servicer that would otherwise be imposed by reason of the Servicer’s willful misfeasance or bad faith in the performance of, or failure to perform, its duties under this Agreement.

(b)

Promptly after receipt by an indemnified party under this Section 8.01 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8.01, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party under this Section 8.01, except to the extent that it has been prejudiced in any material respect, or from any liability which it may have, otherwise than under this Section 8.01.  In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, then the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with one local counsel, if applicable), approved by the Owner in the case of subsection (a), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

Section 8.02.

Merger or Consolidation of the Servicer.  The Servicer will keep in full effect its existence, rights and authorizations to service the Mortgage Loans in all states in which Mortgaged Property is located, and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is, or shall be, necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Servicer may be merged or consolidated, or any corporation, limited partnership or other entity resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving party shall be an institution who shall satisfy the requirements of Section 11.01 with respect to the qualifications of a successor to the Servicer and shall have a tangible net worth of not less than $30,000,000.

Section 8.03.

Limitation on Liability of the Servicer and Others.  Except as otherwise provided in Section 8.01, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be liable to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment.  The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Servicer shall be entitled to rely upon any notice, document, correspondence, request, directives or other communication received by it from the Owner that the Servicer believes to be genuine and to have been signed or presented by an authorized officer or representative of the Owner, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting any notice, document, correspondence, request, directive or other communication or as to the truthfulness of any statements therein.  Except as otherwise set forth herein, the Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Servicer may, with the consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto.  In such event, the reasonable legal expenses and reasonable costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Owner will be liable, and the Servicer shall be entitled to be reimbursed therefor from the Owner upon written demand.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE HERETO THAT NO PARTY HERETO SHALL BE LIABLE TO ANY OTHER PARTY HERETO FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLES; PROVIDED THAT, THE FOREGOING PROVISION SHALL NOT LIMIT OR RELIEVE ANY PARTY HERETO OF ANY OBLIGATION UNDER THIS AGREEMENT TO INDEMNIFY ANY OTHER PARTY HERETO AGAINST ANY DAMAGES IMPOSED UPON SUCH PARTY BY A FINAL ORDER OF ANY COURT OF COMPETENT JURISDICTION IN CONNECTION WITH ANY LEGAL ACTION BROUGHT AGAINST SUCH PARTY HERETO BY ANY THIRD PARTY.

Section 8.04.

Transactions with Related Persons.  In carrying out its obligations and duties under this Agreement, the Servicer may contract with its affiliates on condition that all Persons with whom the Servicer may contract, enter into arrangements with, or otherwise deal with, shall be engaged on a commercially reasonable, arm’s-length basis and at competitive rates of compensation.  Nothing contained in this Agreement will prevent the Servicer or its affiliates from engaging in other business or from acting in a similar capacity for any other Person even though such Person may engage in business activities similar to those of the Owner or its affiliates.

Section 8.05.

Servicer Not to Resign.  The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except:  (a) as otherwise set forth in this Agreement, (b) by mutual consent of the Servicer and the Owner, or (c) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer.  Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect delivered to the Owner which opinion of counsel shall be in form and substance acceptable to the Owner.  No such resignation shall become effective until a successor shall have assumed the Servicer’s responsibilities and obligations hereunder in the manner provided in Section 11.01.

ARTICLE IX
DEFAULT

Section 9.01.

Events of Default.  In case one or more of the following Events of Default by the Servicer shall occur and be continuing, that is to say:

(i)

any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement that continues unremedied for two (2) Business Days after the date upon which such payment was to be made; or

(ii)

any failure by the Servicer to deposit amounts into the Custodial Account as required under the terms of this Agreement that continues unremedied for two (2) Business Days after the date upon which such payment was to be made; or

(iii)

any failure by the Servicer to duly observe or perform, in any material respect, any covenants, obligations or agreements of the Servicer as set forth in this Agreement which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and such number of days shall be five (5) Business Days in the case of a failure to deliver any reports required to be delivered to the Owner hereunder); or

(iv)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force, undischarged, undismissed or unstayed for a period of sixty (60) days; or

(v)

the Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or other similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or relating to all or substantially all of the Servicer’s property; or

(vi)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

(vii)

any representation or warranty made by the Servicer hereunder shall prove to be untrue or incomplete in any material respect and continues unremedied for a period of thirty (30) days after the discovery of same; or

(viii)

the Servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located; or

(ix)

the Servicer, if it is an Insured Depository Institution, shall become the subject of a cease and desist order of the Appropriate Federal Banking Agency or enter into a memorandum of understanding, consent agreement or any similar agreement with the Appropriate Federal Banking Agency, any of which, would have or is purportedly the result of, any condition which would have a material adverse effect on the Mortgage Loans, the Servicer, or the Servicer’s ability to service the Mortgage Loans as provided hereunder; or

(x)

the Servicer shall fail to maintain its status as no less than Adequately Capitalized; or

(xi)

the Servicer fails to duly perform, within the required time period, its obligations under Sections 7.06 of the Agreement, which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner or by any Certifying Party;

then, and in each and every such case, so long as an Event of Default shall not have been remedied within the time period provided for above, the Owner, by notice in writing to the Servicer may, in addition to whatever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, commence termination of all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that upon the occurrence of an event described in clause (iv), (v) or (vi) above, the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof will be automatically terminated.  Upon receipt by the Servicer of a written notice from the Owner stating that it intends to terminate the Servicer as a result of such Event of Default, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 11.01.  With respect to any termination of the Servicer pursuant to this Section 9.01, the Owner shall not pay any Deboarding Fees as set forth in Section 10.01.

Upon written request from the Owner, the Servicer shall prepare, execute and deliver to a successor any and all documents and other instruments relating to the Mortgage Loans in its possession, place in such successor’s possession all Mortgage Servicing Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the Servicer’s sole expense.  The Servicer agrees to cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Servicer to the Custodial Account, or Escrow Account or thereafter received with respect to the Mortgage Loans.  The Servicer shall pay for all costs and expenses in connection with the transfer of servicing to a successor servicer if the Servicer is terminated pursuant to this Section 9.01.

Section 9.02.

Appointment of Successor.  Notwithstanding any provision in this Agreement to the contrary (except the last paragraph of this Section 9.02), and only if the Servicer or Ocwen Financial Corporation has purchased the related Servicing Rights, for a period of 30 days following the date on which the Servicer shall have received a notice of termination pursuant to Section 9.01, the Servicer or its designee may appoint a successor Servicer that satisfies the eligibility criteria of a successor Servicer set forth in the following paragraph, which appointment shall be subject to the consent of the Owner which consent shall not be unreasonably withheld or delayed; provided that such successor Servicer agrees to fully effect the servicing transfer within 120 days following the termination of the Servicer.  Any proceeds received in connection with the appointment of such successor Servicer shall be the property of the Servicer or its designee.

Any successor Servicer appointed by the Servicer or its designee under this Section 9.02 must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) have a net worth of not less than $15,000,000, (iii) at the time of the termination of the Servicer, such successor Servicer shall have an applicable servicer rating with each Rating Agency at least as high as the Servicer is rated with such Rating Agency as of the date of this Agreement and (iv) assume all the responsibilities, duties or liabilities of the Servicer (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under this Section 9.01) under this Agreement as if originally named as a party to this Agreement.

Notwithstanding anything herein to the contrary, with respect to any Mortgage Loan subject to a Pass-Through Transfer, this Section 9.02 shall be deemed to be replaced with provisions substantively identical, as applicable, to Section 8.02 of the Pooling and Servicing Agreement, dated as of November 1, 2003, among ACE Securities Corp., Wilshire Credit Corporation, Ocwen Federal Bank FSB, Wells Fargo Bank Minnesota, National Association and JPMorgan Chase Bank, executed in connection with the Terwin Mortgage Trust, Series TMTS 2003-6HE, Asset Backed Pass-Through Certificates.

Section 9.03.

Waiver of Defaults.  The Owner may waive in writing any default by the Servicer in the performance of its obligations hereunder and its consequences.  Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived.

ARTICLE X
TERMINATION

Section 10.01.

Termination.  (a) The respective obligations and responsibilities of the Servicer shall terminate:  (i) hereunder upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; or (ii) with respect to some or all of the Mortgage Loans, (a) by mutual consent of the Servicer and the Owner in writing; (b) prior to any Pass-Through Transfer with respect to the related Mortgage Loans, upon one hundred twenty (120) days prior written notice from the Servicer to the Owner or (c) upon sixty (60) days prior written notice from the Owner to the Servicer.

(b)

If the Owner at its option elects to terminate all of the rights of the Servicer hereunder in accordance with this Section 10.01 with respect to any Mortgage Loans other than for an Event of Default and the servicing of any Mortgage Loan or REO Property is transferred from the Servicer, the Servicer shall be entitled to the related Deboarding Fee, plus all reasonable out-of-pocket costs and expenses, including but not limited to all third-party expenses, shipping and photocopying expenses and overnight courier expenses, reasonably incurred by the Servicer in connection with requests that are out of the scope of the Servicer’s normal transfer procedures in relation to the termination of the Servicer.

(c)

Notwithstanding the foregoing, there shall be no Deboarding Fee in connection with the sale of any Mortgage Loan (i) in connection with a Pass-Through Transfer of such Mortgage Loan by or on behalf of the Owner if the Servicer is retained as the servicer of such Mortgage Loan in such Pass-Through Transfer or (ii) in a Whole Loan Transfer by or on behalf of the Owner if the Servicer is retained as the servicer of such Mortgage Loan by the purchaser thereof, other than pursuant to a servicing agreement whereby the Servicer is only retained on an interim basis as servicer of such Mortgage Loans and such agreement is terminable without the payment of a termination fee.

Section 10.02.

Transfer Procedures.

On the Transfer Date, the Owner, or its designee, shall assume all servicing responsibilities related to, and the Servicer shall cease all servicing responsibilities related to, the Mortgage Loans and the REO Properties.  On or prior to the Transfer Date the Servicer shall, at its sole cost and expense carry out its normal transfer procedures (and use reasonable efforts to take such additional steps, as may be necessary or appropriate) to effectuate and evidence the transfer of the servicing of such Mortgage Loans and the REO Properties to the Owner, or its designee, which transfer procedures shall include but not be limited to the following:

(a)

Notice to Mortgagors.  The Servicer shall mail to the Mortgagor of each Mortgage a letter advising the Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Owner, or its designee; in accordance with the Cranston Gonzales National Affordable Housing Act of 1990; provided, however, the content and format of the letter shall have the prior approval of the Owner.  The Servicer shall provide the Owner or its designee with copies of all such notices no later than the Transfer Date.

(b)

Notice to Taxing Authorities and Insurance Companies.  The Servicer shall transmit to the applicable taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Owner, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Owner from and after the Transfer Date.  The Servicer shall provide the Owner with copies of all such notices no later than the Transfer Date.

(c)

Delivery of Servicing Records.  The Servicer shall deliver to the Owner, or its designee, all servicing records and the Servicing File in the Servicer’s possession relating to the Mortgage Loans and REO Properties within five (5) Business Days of the Transfer Date.

(d)

Escrow Payments.  The Servicer shall provide the Owner, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans.  The Servicer shall provide the Owner with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Owner to reconcile the amount of such payment with the accounts of the Mortgage Loans.  Additionally, the Servicer shall wire transfer to the Owner the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Servicer within three (3) Business Days of the Transfer Date.

(e)

Payoffs and Assumptions.  The Servicer shall provide to the Owner, or its designee, copies of all assumption and payoff statements generated by the Servicer on the Mortgage Loans from the date that the Servicer is notified of the Transfer Date to the Transfer Date.

(f)

Mortgage Payments Received Prior to Transfer Date.  Prior to the Transfer Date all payments received by the Servicer on each Mortgage Loan shall be properly applied by the Servicer to the account of the particular Mortgagor.

(g)

Mortgage Payments Received After Transfer Date.  The amount of any monthly payments received by the Servicer after the Transfer Date shall be forwarded to the Owner by overnight mail on the date of receipt.  The Servicer shall notify the Owner of the particulars of the payment, which notification requirement shall be satisfied if the Servicer forwards with its payment sufficient information to permit appropriate processing of the payment by the Owner.

(h)

Misapplied Payments.  Misapplied payments shall be processed as follows:

(i)

All parties shall cooperate in correcting misapplication errors;

(ii)

The party receiving notice of a misapplied payment occurring prior to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party;

(iii)

If a misapplied payment that occurred prior to the Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Servicer shall be liable for the amount of such shortage.  The Servicer shall reimburse the Owner for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Owner;

(iv)

Any check issued under the provisions of this Section shall be accompanied by a statement indicating the corresponding Servicer and/or the Owner Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i)

Reconciliation; Trailing Expenses.  The Servicer shall, on or before the Transfer Date, reconcile principal balances and make any monetary adjustments required by the Owner.  Any such monetary adjustments will be transferred between the Servicer and the Owner as appropriate.  The Owner will reimburse the Servicer for any outstanding Servicing Advances for which there are insufficient proceeds in the Custodial Account and will reimburse the Servicer for trailing expenses incurred by a prior servicer prior to but invoiced after the Servicing Transfer Date within 10 Business Days of notification of such trailing expenses.  The Owner shall reimburse the Servicer for trailing expenses incurred by the Servicer prior to but invoiced after the date of termination, replacement or resignation of the Servicer or the date of transfer of servicing to a successor Servicer, upon presentation of invoices or other reasonable documentation of such expenses, such reimbursement to be made within 10 Business Days of presentation of such documentation.

(j)

IRS Forms.  The Servicer shall prepare and file all IRS forms 1098, 1099 and other applicable forms and reports which are required to be filed with respect to the period prior to the Transfer Date in relation to the servicing and ownership of the Mortgage Loans.  The Servicer shall provide copies of such forms to the Owner upon request and shall reimburse the Owner for any costs or penalties incurred by the Owner due to the Servicer’s failure to comply with this paragraph.  The Owner or the Owner’s designee shall prepare and file all such reports with respect to any period commencing on or after the Transfer Date.

ARTICLE XI
MISCELLANEOUS PROVISIONS

Section 11.01.

Successor to the Servicer.  Prior to the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Section 8.05, 9.01 or 10.01, the Owner shall succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement or appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  In connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree but not more than that permitted to the Servicer hereunder except for the appointment of a successor as a result of termination of the Servicer’s rights and obligations hereunder pursuant to Section 9.01, or the legal incapacity of the Servicer pursuant to Section 8.05, or pursuant to Section 10.01 due to unpermitted assignment of this Agreement by the Servicer as set forth in Section 11.16.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned Sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned Sections shall not become effective until the Owner succeeds to or a successor is appointed pursuant to this Section 11.01.

Any successor servicer appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner an instrument accepting such appointment, whereupon such successor servicer shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or this Agreement pursuant to Section 8.05, 9.01 or 10.01 shall not affect any claims that the Owner may have against the Servicer, or any claims that the Servicer may have against the Owner, arising prior to any such termination or resignation.

The Servicer shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Servicing Files and Mortgage Notes, if any, and related documents and statements held by it hereunder and the Servicer shall account for all funds.  The Servicer shall comply with Section 10.02 and execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Owner shall notify by mail the Servicer of such appointment.

On the effective date of termination, replacement or resignation of the Servicer under this Agreement, the Owner shall cause the Servicer to be paid any unpaid Servicing Fees and reimbursed any unreimbursed Servicing Advances.

Section 11.02.

Amendment.  This Agreement may be amended from time to time by the Servicer, OFC and the Owner by written agreement signed by the Servicer, OFC and the Owner.

Section 11.03.

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles (other than New York General Obligations Law § 5-1401).

Section 11.04.

Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed conclusively to have been given if personally delivered at or mailed by registered mail, postage prepaid, and return receipt requested or transmitted by facsimile or email and confirmed by a similar mailed writing, if (i) in the case of the Servicer or the Purchaser, The Forum, 1675 Palm Beach Lakes Boulevard, West Palm Beach, FL 33401, Attention:  Secretary, Facsimile Number:  (561) 682-8177 or such other address as may hereafter be furnished to the Owner in writing by the Servicer or Purchaser and (ii) in the case of the Owner, DB Structured Products, Inc., 60 Wall Street, New York, New York 10005, Attention:  Joy Margolies, Facsimile Number:  (212) 797-5160; or such other address as may be furnished to the Servicer in writing by the Owner.

Section 11.05.

Severability Provisions.  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, the invalidity of any such covenant, agreement, provision or term of this Agreement shall in no way affect the validity or enforceability of the other provisions of this Agreement, provided, however, that if the invalidity of any covenant, agreement or provision shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is identical to the economic effect of this Agreement.

Section 11.06.

Exhibits.  The exhibits of this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 11.07.

General Interpretive Principles.  For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)

the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(ii)

accounting terms not otherwise defined herein have the meaning assigned to them in accordance with generally accepted accounting principles;

(iii)

references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(iv)

a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(v)

the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(vi)

the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 11.08.

Reproduction of Documents.  This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 11.09.

Provision of Information.  In addition to the reports required under Sections 6.02, 6.03 and 6.04 during the term of this Agreement, the Servicer shall furnish to the Owner such other periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, and appropriate with respect to the Owner or the purposes of this Agreement.  All such other reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give.  The Servicer shall notify the Owner with respect to the estimated cost of preparing any such other reports prior to their preparation.  If any such other reports or information require the Servicer to perform any additional programming functions to prepare such reports or information, the costs to prepare such reports or information shall be a Servicing Advance and the Servicer shall be reimbursed for such Servicing Advances pursuant to Section 5.05(ii).

Section 11.10.

Further Assurances.  Each party to this Agreement agrees to execute and deliver such instruments and take such actions as the other party may, from time to time, reasonably request to effect the purpose and carry out the terms of this Agreement.

Section 11.11.

No Solicitations.  From and after the related Servicing Transfer Date or Sale Date, as the case may be, each of the Servicer and the Purchaser agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s or Purchaser’s behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Owner.  Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Servicer or the Purchaser or any affiliate thereof which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 11.11.

Section 11.12.

Financial Statements; Servicing Facilities.  In connection with marketing the Mortgage Loans, the Owner may make available to a prospective purchaser consolidated audited financial statements of the Servicer that are generally available to the public, including, without limitation, those financial statements of the Servicer, or its affiliates, filed with the United States Securities and Exchange Commission and those financial statements of the Servicer, or its affiliates, available at http://www.ocwen.com, or at such other internet site of the Servicer or its affiliates.  The Servicer shall make available to the Owner or any prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer (to the extent such information is generally available to the public), and to permit any prospective purchaser, upon reasonable written notice to the Servicer and at a reasonable time during normal hours of operation for the Servicer, to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans and REO Properties in accordance with the provisions of this Agreement.

The Servicer shall make available to the Owner or any prospective purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Servicer or the financial statements of the Servicer, and to permit any prospective purchaser, upon reasonable notice and at a reasonable time, to inspect the Servicer’s servicing facilities for the purpose of satisfying such prospective purchaser that the Servicer has the ability to service the Mortgage Loans as provided in this Agreement.

Section 11.13.

Reconstitution.

(a)

The Servicer and the Owner agree that with respect to some or all of the Mortgage Loans, the Owner may effect one or more Whole Loan Transfers, and/or one or more Pass-Through Transfers.  With respect to each Whole Loan Transfer or Pass-Through Transfer, as the case may be, entered into by the Owner, the Servicer agrees:

(i)

to cooperate fully with the Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as the Owner shall designate and participating in meetings with prospective purchasers of the Mortgage Loans or interests therein and providing information reasonably requested by such purchasers;

(ii)

to execute all Reconstitution Agreements provided that each of the Servicer and the Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

(iii)

to deliver to the Owner for inclusion in any prospectus or other offering material such publicly available information regarding the Servicer, its financial condition and its mortgage loan delinquency, foreclosure and loss experience and any additional information reasonably requested by the Owner (collectively, the “Servicer Information”), and to indemnify the Owner and its affiliates for material misstatements or omissions contained in such information, provided that the Owner shall provide indemnification to the Servicer for material misstatements and omissions contained in such offering material other than the Servicer Information;

(iv)

to cooperate with the Owner and any prospective purchaser with respect to the preparation, endorsement, assignment, or delivery, as the case may be, of any of the Mortgage Loan Documents and other related documents, with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

(v)

to negotiate and execute one or more subservicing agreements between the Servicer and the Owner and/or any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by the Owner in its sole discretion and/or one or more custodial and servicing agreements among the Owner, the Servicer and a third party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by the Owner in its sole discretion, in either case for the purpose of pooling the Mortgage Loans with other mortgage loans for resale or securitization; and

(vi)

in connection with any securitization of any Mortgage Loans, to execute a pooling and servicing agreement, which pooling and servicing agreement may, at the Owner’s direction, contain contractual provisions including, but not limited to, a customary certificate payment delay, servicer advances of delinquent scheduled payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by mortgage loans and property similar to the Mortgage Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Mortgage Loans, and other covenants as are required by the Owner and one or more Rating Agencies.  If the Owner deems it advisable at any time to pool the Mortgage Loans with other mortgage loans for the purpose of resale or securitization, the Servicer agrees to execute one or more servicing agreements between itself and a master servicer designated by the Owner at the Owner’s sole discretion, and/or one or more servicing agreements among the Servicer, the Owner and a trustee designated by the Owner at the Owner’s sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in this paragraph.

In the event that the Servicer is not the master servicer, servicer or sub-servicer with respect to a Reconstitution, any and all reasonable out-of-pocket costs, fees and expenses incurred by the Servicer in connection with the foregoing shall be reimbursed by the Owner after receipt of an invoice therefor and the Owner shall be liable to the Servicer for any applicable Deboarding Fee.  All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

(b)

Notwithstanding any provision to the contrary in this Agreement, in the event that the Servicer is the master servicer, servicer or sub-servicer with respect to a Reconstitution, the Owner agrees that in such Reconstitution (i) the Servicer shall be entitled to servicing compensation at least as favorable as the servicing compensation customarily received by the Servicer in comparable transactions and (ii) any servicing performance termination triggers shall be approved by the Servicer in its reasonable discretion, provided, that in the event that the Servicer fails to approve the servicing performance termination triggers, the Owner shall have the right to terminate the Servicer’s right to service the related Mortgage Loans upon notice and, to the extent such trigger was not materially consistent with prior transactions or customary practice in the industry (taking into account the characteristics of the related Mortgage Loans), upon payment to the Servicer of any applicable Deboarding Fee.  In the event any terms of the proposed Reconstitution shall materially and adversely affect the economic terms bargained for by the Servicer under the related Commitment Letter or Pricing Letter, then the Owner and the Servicer shall renegotiate in good faith the terms under which the Servicer services the Mortgage Loans to take into account the effects of the Reconstitution and, if in the Servicer’s reasonable judgment a satisfactory adjustment of such terms is not made, the Servicer may resign from the duties imposed by this Agreement with respect to the related Mortgage Loans and shall be paid the Deboarding Fee with respect to such Mortgage Loans subject to the provisions set forth herein.  In addition, in the event that any Mortgage Loans are sold in a servicing-released Whole Loan Transfer, the Owner shall pay the Deboarding Fee to the Servicer in connection with such Mortgage Loans subject to the provisions set forth herein.

Section 11.14.

Jurisdiction; Waiver of Jury Trial.  Each of the Owner, OFC and the Servicer hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan and the Federal Courts of the United States of America for the Southern District of New York and any appellate court thereof in any action or proceeding arising out of or relating to this Agreement, and each of the Owner, OFC and the Servicer hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court.  Each of the Owner, OFC and the Servicer hereby irrevocably waives, to the fullest extent permitted under applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Each of the Owner, OFC and the Servicer hereby irrevocably consents to the fullest extent permitted under applicable law, to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in this Agreement.  Each of the Owner, OFC and the Servicer hereby agrees, to the fullest extent permitted under applicable law, that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE OWNER AND THE SERVICER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.

Section 11.15.

Assignment by the Owner.  The Owner shall have the right, without the consent of the Servicer, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans and/or REO Properties, and designate any Person to exercise any rights of the Owner hereunder, and the assignee or designee shall accede to the rights, and shall assume all of obligations hereunder, of the Owner with respect to such Mortgage Loans and the REO Properties, including, without limitation the obligation to reimburse the Servicer for any Servicing Advances.  All references to the Owner in this Agreement shall be deemed to include its assignee or designee.  In the event the Owner assigns this Agreement, and the assignee assumes any of the Owner’s obligations hereunder, the Servicer acknowledges and agrees to look solely to such assignee, and not to the Owner, for performance of the obligations so assumed and the Owner shall be relieved from any liability to the Servicer with respect thereto.

Section 11.16.

Limitation on Assignment by the Servicer.  The Owner has entered into this Agreement with the Servicer and, if applicable, subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Servicer, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof.  Therefore, the Servicer shall not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Owner, except:  (a) as otherwise provided for in this Agreement, (b) the Servicer, without the consent of the Owner, may retain third party contractors to perform certain servicing and loan administration functions, including without limitation, hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions; provided, that the retention of such contractors by the Servicer shall not limit the obligation of the Servicer to service the Mortgage Loans pursuant to the terms and conditions of this Agreement or (c) the Servicer may enter into an Advance Facility in accordance with Section 11.20.

Notwithstanding anything to the contrary herein, the Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender (the “Lender”), provided, that:

(1)

upon an Event of Default and receipt of a notice of termination by the Servicer, the Lender may direct the related Servicer or its designee to appoint a successor Servicer pursuant to the provisions, and subject to the conditions, set forth in Section 9.02 regarding the Servicer’s appointment of a successor Servicer;

(2)

the Lender’s rights are subject to this Agreement; and

(3)

the related Servicer shall remain subject to termination as servicer under this Agreement pursuant to the terms hereof.

Section 11.17.

Compliance with REMIC Provisions.  If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Properties are held, the Servicer shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Servicer has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 11.18.

Third Party Beneficiary.  For purposes of Section 7.06, any Certifying Party shall be considered a third party beneficiary to Section 7.06 and Section 9.01 of this Agreement with respect to the related Mortgage Loans, entitled to all the rights and benefits accruing to any Certifying Party as if it were a direct party to this Agreement under such Sections.

Section 11.19.

Confidentiality.

(a)

In connection with this Agreement, the Servicer and OFC intend to disclose to the Owner and its officers, agents, advisors, directors, representatives and employees (“Representatives”) certain information regarding the operation, businesses, properties, finances, contractual relationships, policies, procedures and practices of the Servicer, OFC and their affiliates.  The terms of this Agreement and any and all such information disclosed by the Servicer and/or its agents or advisors to the Owner or its Representatives, whether before or after the date of this Agreement and whether oral or written in whatever form provided, is hereinafter referred to as “Confidential Information.” Such Confidential Information shall remain the sole property of the Servicer and OFC and shall be used and handled by the Owner and its Representatives in accordance with the terms and conditions set forth in this Agreement.

(b)

Notwithstanding anything to the contrary herein, the term Confidential Information shall not include any such information that is or becomes available to the Owner on a non-confidential basis from a source other than the Servicer or OFC or is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Owner or its Representatives.

(c)

Without the Servicer’s and OFC’s prior written consent, the Owner shall not, or permit any of its Representatives to, disclose to any person or entity the fact that the Servicer or OFC has made any Confidential Information available to the Owner, except to the extent that it is appropriate for you to do so in working with legal counsel, auditors and taxing authorities.

(d)

The Owner may disclose any part or portion of the Confidential Information that the Owner is required to disclose pursuant to applicable law, rule, regulation, subpoena, or similar court process; provided that the Owner shall (i) notify, to the extent permitted under law, the Servicer and OFC in writing prior to any such disclosure so as to provide the Servicer and OFC with a reasonable opportunity to seek to enjoin, prevent, stay or defer such disclosures, (ii) to the extent permissible under law, consult and cooperate with the Servicer and Owner as to the content, nature, and timing of such disclosure, and (iii) in the event a protective order or another remedy is not timely obtained, disclose only such part or portion of such Confidential Information as is reasonably required pursuant to such law, rule, regulation, subpoena, or other similar process.  The Owner and its Representatives shall reasonably cooperate with any of the Servicer’s and OFC’s efforts to obtain reasonable assurance that confidential treatment will be accorded the Confidential Information so disclosed.

(e)

The Owner acknowledges that money damages may not be a sufficient remedy for any breach of this Agreement by the Owner or its Representatives.  Accordingly, in the event of any such breach, in addition to any other remedies at law or in equity that the Servicer or OFC may have, the Servicer and OFC shall be entitled to seek equitable relief, including injunctive relief or specific performance or both.

(f)

Notwithstanding anything herein to the contrary, the Servicer, OFC or the Owner (or any officers, agents, advisors, directors, representatives and employees of the Servicer, OFC or the Owner) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind that are provided to it relating to such tax treatment and tax structure.

(g)

The Owner’s obligations under this Section 11.19 shall terminate not later than six (6) months after the termination of this Agreement.

Section 11.20.

Advance Facility.

(a)

Notwithstanding anything to the contrary contained herein, (i) the Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) under which (A) the Servicer sells, assigns or pledges to an advancing person the Servicer’s rights under this Agreement to be reimbursed for any Servicing Advances and/or (B) an advancing person agrees to finance some or all Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee (which rights shall terminate upon the resignation, termination or removal of the Servicer pursuant to the terms of this Agreement); it being understood that the Owner shall have no right or claim (including without limitation any right of offset) to the portion of the Servicing Fee so assigned.  No consent of the Owner is required before the Servicer may enter into an Advance Facility, but the Servicer shall provide notice to the Owner of the existence of any such Advance Facility promptly upon the consummation thereof.  Notwithstanding the existence of any Advance Facility under which an advancing person agrees to fund Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

(b)

Reimbursement amounts shall consist solely of amounts in respect of Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Servicing Advance(s).

(c)

The Servicer shall maintain and provide to any successor servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any advancing person.  The successor servicer shall be entitled to rely on any such information provided by the Servicer, and the successor servicer shall not be liable for any errors in such information.

(d)

The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (FIFO) basis.  Such documentation shall also require the Servicer to provide to the related advancing person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such advancing person or Advance Facility trustee on each Remittance Date, to enable the advancing person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan.  The Servicer shall remain entitled to be reimbursed by the advancing person or Advance Facility trustee for all Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an advancing person.

(e)

Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that:  (a) the Servicing Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the proceeds received with respect to the Mortgage Loans under this Agreement for reimbursement of Servicing Advances only to the extent provided herein, and the Owner is not otherwise obligated or liable to repay any Servicing Advances financed by the lender; and (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as Servicing Fees and as reimbursement for Servicing Advances funded by the lender, as applicable, subject to the restrictions and priorities created in this Agreement.

(f)

With respect to any Mortgage Loans subject to a Pass-Through Transfer, any such Advance Facility may apply to monthly advances of principal and interest as set forth in the applicable Reconstitution Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREFORE, this Agreement has been executed as of the day and year first above written.

DB STRUCTURED PRODUCTS, INC.

By:

Name:

Title:

By:

Name:

Title:

OCWEN FEDERAL BANK FSB

By:

Name:

Title:

OCWEN FINANCIAL CORPORATION

By:

Name:

Title:

EXHIBIT A

DATA TAPE FIELDS

FIELD NAME

1ST ADJUSTMENT PERIOD CAPS MIN

SERVICER LOAN NUMBER

REG CAPS MAX

INVESTOR LOAN NUMBER

REG CAPS MIN

UNPAID PRIN BAL

1ST ADJUSTMENT PERIOD IN MONTHS

ESCROW BALANCE

REG ADJ PERIOD IN MONTHS

UNAPPLIED BALANCE (SUSPENSE)

ROUNDING BASIS

HAZARD LOSS BALANCE

MARGIN

CORPORATE ADVANCE BALANCE

CEILING

ORIGINAL LOAN AMOUNT

FLOOR

P&I PAYMENT

NEXT CHG DATE

BORROWER 1 NAME

ROUNDING CODE

BORROWER 2 NAME

INDEX TYPE

PROPERTY STREET

LOOKBACK PERIOD IN DAYS

CITY

FLOOD Y/N

STATE

FLOOD_ZONE_NBR

ZIP

MERS I.D.#

PROPERTY TYPE

CURRENT RATE

ORIGINATION DATE

1ST PAYMENT DUE DATE

MATURITY DATE

NEXT PAYMENT DUE DATE

INTEREST PAID TO DATE

INTEREST CALCULATION METHOD

INTEREST TYPE

LOAN INSURANCE

PMI POLICY NUMBER

APPRAISAL VALUE

APPRAISAL DATE

LIEN POSITION

NOTE TYPE

LOAN TERM MONTHS

BALLOON PAYMENTS

OCCUPANCY STATUS

BORROWER HOME TELEPHONE

BORROWER BUSINESS TELEPHONE

MAIL ADDRESS

MAIL CITY

MAIL STATE

MAIL ZIP

BWR 1 SOCIAL SEC

BWR 2 SOCIAL SEC

PREPAY PENALTY Y/N

LATE CHARGE DAYS

LATE CHARGE RATE

LATE CHARGE CODE

ESCROW (T&I) PAYMENT

FICO SCORE

1ST ADJUSTMENT PERIOD CAPS MAX

EXHIBIT B

CUSTODIAL ACCOUNT LETTER AGREEMENT
(Date)

To:

______________________________
______________________________
______________________________
(the “Depository”)

As the “Servicer” under the Interim Servicing Agreement, dated as of February 1, 2004 among DB Structured Products, Inc., Ocwen Financial Corporation and Ocwen Federal Bank FSB (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 5.04 of the Agreement, to be designated as “Ocwen Federal Bank FSB, Custodial Account in trust for DB Structured Products, Inc.  - Residential Mortgage Loans and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  You may refuse any deposit which would result in a violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

OCWEN FEDERAL BANK FSB

By:

Name:

Title:

The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number _________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration.

[Name of Depository]

By:

Name:

Title:

EXHIBIT C

ESCROW ACCOUNT LETTER AGREEMENT
(date)

To:

______________________________
______________________________
______________________________
(the “Depository”)

As the “Servicer” under the Interim Servicing Agreement, dated as of February 1, 2004 among DB Structured Products, Inc., Ocwen Financial Corporation and Ocwen Federal Bank FSB (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 5.06 of the Agreement, to be designated as “Ocwen Federal Bank FSB, Escrow Account in trust for DB Structured Products, Inc.  - Residential Mortgage Loans and various Mortgagors.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer.  You may refuse any deposit which would result in a violation of the requirement that the account be fully insured as described below.  This letter is submitted to you in duplicate.  Please execute and return one original to us.

OCWEN FEDERAL BANK FSB

By:

Name:

Title:

The undersigned, as “Depository,” hereby certifies that the above described account has been established under Account Number _________________, at the office of the depository indicated above, and agrees to honor withdrawals on such account as provided above.  The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation or the National Credit Union Administration.

[Name of Depository]

By:

Name:

Title:

EXHIBIT D

CONTENTS OF EACH MORTGAGE SERVICING FILE

With respect to each Mortgage Loan, the Mortgage Servicing File shall include each of the following items, to the extent such items were delivered to the Servicer, which shall be available for inspection by the Owner or such other party designated by the Owner:

1.

Copies of the Mortgage Loan Documents.

2.

Residential loan application.

3.

Mortgage Loan closing statement.

4.

Verification of employment and income.

5.

Verification of acceptable evidence of source and amount of down payment.

6.

Credit report on Mortgagor.

7.

Residential appraisal report.

8.

Photograph of the Mortgaged Property.

9.

Survey of the Mortgaged Property.

10.

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

11.

All required disclosure statements and statement of Mortgagor confirming receipt thereof.

12.

If available, termite report, structural engineer’s report, water potability and septic certification.

13.

Sales contract.

14.

Hazard insurance policy.

15.

Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

16.

Amortization schedule, if available.

17.

Payment history for Mortgage Loans.

EXHIBIT E

MONTHLY REPORT AND DELINQUENCY REPORT

[TO BE DELIVERED AS SEPARATE EXCEL FILE]

EXHIBIT F

FORM OF POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY

DB Structured Products, Inc., a Delaware corporation, having its principal place of business at 60 Wall Street, New York, New York 10005 as the Owner (hereinafter called the “Owner”) hereby appoints Ocwen Federal Bank FSB (hereinafter called “Ocwen”), as its true and lawful attorneyin-fact to act in the name, place and stead of the Owner for the purposes set forth below.

The said attorneys-in-fact, and each of them, are hereby authorized, and empowered, as follows:

1.

To execute, acknowledge, seal and deliver deed of trust/mortgage note endorsements, lost note affidavits, assignments of deed of trust/mortgage and other recorded documents, satisfactions/releases/reconveyances of deed of trust/mortgage, subordinations and modifications, tax authority notifications and declarations, deeds, bills of sale, and other instruments of sale, conveyance, and transfer, appropriately completed, with all ordinary or necessary endorsements, acknowledgments, affidavits, and supporting documents as may be necessary or appropriate to effect its execution, delivery, conveyance, recordation or filing.

2.

To execute and deliver insurance filings and claims, affidavits of debt, substitutions of trustee, substitutions of counsel, non-military affidavits, notices of rescission, foreclosure deeds, transfer tax affidavits, affidavits of merit, verifications of complaints, notices to quit, bankruptcy declarations for the purpose of filing motions to lift stays, and other documents or notice filings on behalf of the Owner in connection with insurance, foreclosure, bankruptcy and eviction actions.

3.

To endorse any checks or other instruments received by Ocwen and made payable to the Owner.

4.

To pursue any deficiency, debt or other obligation, secured or unsecured, including but not limited to those arising from foreclosure or other sale, promissory note or check.  This power also authorizes Ocwen to collect, negotiate or otherwise settle any deficiency claim, including interest and attorney’s fees.

5.

To do any other act or complete any other document that arises in the normal course of servicing of all Mortgage Loans and REO Properties, as defined in, and subject to the terms of, the Interim Servicing and Servicing Rights Purchase Agreement among Ocwen, Ocwen Financial Corporation and the Owner, dated as of February 1, 2004.

In the event of any conflict between the terms of the Servicing Agreement and the terms hereof, the provisions of the Servicing Agreement shall control, and this Limited Power of Attorney does not constitute a waiver of any provisions of the Servicing Agreement.

Dated: ____________ ___, 200_.	DB STRUCTURED PRODUCTS, INC.
Witness:	________________________________
Name:__________________________
________________________________	Title:___________________________
Name:___________________________

________________________________	________________________________
Name:__________________________	Name:__________________________
Title:___________________________

State of New York)

:

ss

County of

)

BEFORE ME, ______________________, a Notary Public in and for the jurisdiction aforesaid, on this _________ day of ________________, 200_, personally appeared ______________________ and ______________________ who reside at ______________________ and who are personally known to me (or sufficiently proven) to be a ______________________and _______________, respectively, of DB Structured Products, Inc.  and the person who executed the foregoing instrument by virtue of the authority vested in him/her and he/she did acknowledge the signing of the foregoing instrument to be his/her free and voluntary act and deed as a ______________________ for the uses, purposes and consideration therein set forth.

Witness my hand and official seal this ______ day of ______________________, 200_.

___________________________________

NOTARY STAMP

My Commission Expires:  ____________________________

EXHIBIT G

LIST OF TAX SERVICE CONTRACT PROVIDERS

First American Real Estate Tax Service

Transamerica Real Estate Tax Service

Fidelity National Tax Service

EXHIBIT H

SERVICING TRANSFER PROCEDURES

A.

Prior to each Servicing Transfer Date:

1.

The Owner or the prior servicer shall inform all hazard, flood, earthquake, private mortgage and any other insurance companies and/or their agents providing insurance with respect to any Mortgage Loan of the transfer and request a change in the loss payee mortgage endorsement clause to the Servicer’s name.  With respect to each Mortgage Loan which is covered by a force placed insurance policy, the Owner or the prior servicer shall cause such policy to be canceled as of the Servicing Transfer Date and the Servicer shall cause such insurance to be provided by its force placed carrier as of such Servicing Transfer Date.  On the Servicing Transfer Date, the Owner or the prior servicer shall provide to the Servicer a list of all Mortgage Loans covered by force placed insurance that will be canceled in connection with the transfer of the related Servicing Rights to the Servicer.  The Owner or the prior servicer shall deliver all force placed cancellation refunds via wire or check with applicable loan level detail within five (5) Business Days after the Servicing Transfer Date.

2.

The Owner or the prior servicer shall transfer all transferable life-of-loan real estate tax service contracts on the Mortgage Loans to the extent such contracts are in place, and shall assign and transfer all such contracts to the Servicer at no expense to the Servicer.  In the event that a Mortgage Loan is not subject to a fully assignable life of loan tax service contract issued by a tax service contract provider listed on Exhibit G to the Agreement which is assignable to the Servicer or any subsequent Servicer without the payment of any cost or fee, the Servicer shall acquire a tax service contract for any such Mortgage Loan and shall be entitled to reimbursement from the Owner for the cost thereof.  The Owner also agrees to reimburse the Servicer for its actual cost in obtaining life of loan flood zone determination tracking from First American Flood Data Services with respect to Mortgage Loans transferred to the Servicing Portfolio without such tracking service.  The Servicer shall obtain, at the Owner’s expense, tax reports for any Mortgage Loans that are Non-Performing Mortgage Loans as of the Servicing Transfer Date.

3.

The Owner shall, no later than fifteen (15) days prior to the Servicing Transfer Date, cause the prior servicer to inform all Mortgagors of the change in servicer from the Owner (or its designee) to the Servicer by written notice in accordance with applicable law; provided, however, the content and format of such letters shall have the prior approval of the Servicer.  The Owner or the prior servicer shall promptly provide the Servicer with copies of all such notices.

4.

The Owner or the prior servicer shall pay all private mortgage insurance premiums and all hazard, flood, earthquake and other insurance premiums for insurance covering any of the Mortgage Loans, and real estate taxes for which bills have been received by the Owner or the prior servicer prior to the Servicing Transfer Date, on all Mortgage Loans with impound/escrow accounts, to the extent such premiums or taxes would be delinquent if unpaid within thirty (30) days after the Servicing Transfer Date.  The Owner or the prior servicer will send to the Servicer, and the Servicer will pay, any bills received by the Owner or the prior servicer on or after the Servicing Transfer Date, and any such bills received by the Owner or the prior servicer prior to the Servicing Transfer Date, which the Owner or the prior servicer is not required to pay pursuant to this subparagraph.

5.

The Owner or the prior servicer shall deliver to the Servicer available computer or like records of the Owner and the prior servicer which contain each item of information specified in Exhibit A to the Agreement and reflect the status of payments, balances and other pertinent information on the Mortgage Loans as of the Servicing Transfer Date (such information shall include, but not be limited to, comprehensive tax and insurance information for each Mortgage Loan, identifying payee, payee address, next payment due date, next amount payable, policy number/parcel number).  Such records shall include in Microsoft Excel format, or a similar format, all computer files maintained by the Owner and the prior servicer with respect to the Mortgage Loans, shall include hard copy trial balance reports and schedules if requested and, as reasonably required by the Servicer, shall be in a format and storage medium acceptable for conversion to the Servicer’s servicing computer system, and shall be delivered within one (1) Business Day prior to the Servicing Transfer Date.

6.

The Owner shall deliver a hard copy of the Servicing File for each Mortgage Loan, including copies of pertinent credit files held by the prior servicer within five (5) Business Days after the Servicing Transfer Date.  In addition, upon the Servicer’s reasonable request, the Owner or the prior servicer shall assist the Servicer in all reasonable respects in the Servicer’s efforts to obtain any additional documents or information necessary to enable the Servicer to service the Mortgage Loans properly.  If a document deficiency has not been cured in a timely manner and is preventing the proper servicing of a Mortgage Loan, upon the Owner’s request, the Servicer may cure such deficiencies and shall be reimbursed by the Owner for costs incurred in connection therewith, which reimbursement may be netted by the Servicer from its remittance to the Owner.

7.

With respect to Mortgage Loans for which the Mortgagor is in bankruptcy, the Owner or the prior servicer shall provide the Servicer with the following information to the extent available:  attorney name, address and phone number, foreclosure status, bankruptcy status and bankruptcy case number, filing date and chapter.  In addition, the Owner or the prior servicer shall notify the bankruptcy trustee with respect to each related Mortgage Loan of the change in servicer from the prior servicer to the Servicer and shall provide the Servicer with copies of such notices.

B.

After each Servicing Transfer Date:

1.

Within one (1) Business Day after the Servicing Transfer Date, the Owner or the prior servicer will deliver to the Servicer reports setting forth all Mortgage Loan escrow/impound balances as of the Servicing Transfer Date, reporting all unposted payments and unearned fees which are deemed collected as of the Servicing Transfer Date, and including a reconciliation of such escrow/impound balances.

2.

Within one (1) Business Day after the Servicing Transfer Date, the Owner or the prior servicer will deliver to the Servicer all Mortgage Loan histories in bulk or electronically from origination to the Servicing Transfer Date to the extent available.  In addition, the Owner shall cause the prior servicer to make Mortgage Loan histories available to the related Mortgagors upon request made during the twelve (12) months following the Servicing Transfer Date to the extent available.

3.

The Owner or the prior servicer shall deliver to the Servicer any correspondence received by the Owner or the prior servicer relating to the Mortgage Loans after the Servicing Transfer Date, such as tax bills, insurance bills, borrower letters and the like.  Such items shall be forwarded to the Servicer within one (1) Business Day following the day on which the correspondence is received by the Owner or the prior servicer, or as soon thereafter as is practicable.  The correspondence shall be forwarded to the Servicer via overnight courier for the first sixty (60) days subsequent to the Servicing Transfer Date and via regular mail thereafter.

4.

The Owner or the prior servicer shall deliver to the Servicer any payments on the Mortgage Loans received by the Owner or the prior servicer from the related Mortgagors for a period of sixty (60) days following the Servicing Transfer Date.  The Owner shall forward or cause the prior servicer to forward any such payment to the Servicer within one (1) Business Days after the Owner’s or the prior servicer’s receipt thereof, or as soon thereafter as is practicable.  Such payments shall be forwarded to the Servicer via overnight courier for the first thirty (30) days subsequent to the Servicing Transfer Date and via regular mail for the following thirty (30) days.  Thereafter, the Owner may return or cause the prior servicer to return to the related Mortgagors any payments on the Mortgage Loans received by the Owner or prior servicer.

5.

The Owner will reimburse the Servicer for any outstanding Servicing Advances for which there are insufficient proceeds in the Custodial Account and will reimburse the Servicer for trailing expenses incurred by a prior servicer prior to but invoiced after the Transfer Date within 10 Business Days of notification of such trailing expenses.  The Owner shall reimburse the Servicer for trailing expenses incurred by the Servicer prior to but invoiced after the date of termination, replacement or resignation of the Servicer or the date of transfer of servicing to a successor Servicer, upon presentation of invoices or other reasonable documentation of such expenses, such reimbursement to be made within 10 Business Days of presentation of such documentation.

6.

The Owner or the prior servicer shall prepare and send Internal Revenue Service Form 1098 and 1099 forms to all Mortgagors for the period from January 1 of the year in which the Servicing Transfer Date occurs through the Servicing Transfer Date.

7.

No later than one (1) Business Days after the Servicing Transfer Date, the Owner or the prior servicer shall deliver to the Servicer, copies of all cut-off or accounting reports relating to the Mortgage Loans as of the Servicing Transfer Date, including a trial balance and reports of collections, delinquencies, prepayments, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information on the Mortgage Loans.\

8.

Owner or the prior servicer shall mail year-end statements reporting interest income and interest expense statements to the Mortgagors for the period from January 1 of the year in which the Servicing Transfer Date occurs through the Servicing Transfer Date.

EXHIBIT I

FORM OF PRICING LETTER

[OWNER LETTERHEAD]

[DATE]

Ocwen Financial Corporation

1675 Palm Beach Lakes Blvd.

West Palm Beach, Florida 33401

Attn: __________________

Ocwen Federal Bank FSB

1675 Palm Beach Lakes Blvd.

West Palm Beach, Florida 33401

Attn: __________________

Re:  Pricing Letter

Ladies and Gentlemen:

This letter agreement (the “Pricing Letter”) among Ocwen Federal Bank FSB (the “Servicer”), [Ocwen Financial Corporation (the “Purchaser”)*] and DB Structured Products, Inc.  (the “Owner”) sets forth our agreement pursuant to which the Owner is selling, and the Servicer [Purchaser*] is purchasing, the right to service those certain mortgage loans identified in Schedule I hereto and more particularly described herein (the “Mortgage Loans”).

The sale of the servicing rights attributable to the Mortgage Loans as contemplated herein shall be governed by that certain Interim Servicing and Servicing Rights Purchase Agreement dated as of February 1, 2004, among the Servicer, [Ocwen Financial Corporation*] the Purchaser and the Owner (as such may be amended from time to time, the “Agreement”).

All exhibits hereto are incorporated herein in their entirety.  In the event there exists any inconsistency between the Agreement and this Pricing Letter, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary.  All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.  Assignment and Conveyance of Servicing Rights.  The Owner shall sell, transfer, assign and convey to the Servicer [Purchaser*], subject to the terms of this Pricing Letter and the Agreement, all of the right, title and interest of the Owner in and to the Servicing Rights attributable to the Mortgage Loans, in exchange for the Purchase Price therefor.

2.  Defined Terms.  As used in the Agreement, the following defined terms shall have meanings set forth below.

(a)

Sale Date:  [DATE].

(b)

Scheduled Balance:  $______________.

(c)

Servicing Transfer Date:  [DATE], or such other date mutually agreed to by the parties.

(d)

Servicing Fee:  The monthly fee equal to one-twelfth the product of (a) ____% and (b) the outstanding principal balance of such Mortgage Loan as of the first day of the related collection period.

3.

Applicable Servicing Agreement:

[Specify applicable Reconstitution Agreement].

4.

Purchase Price Terms

(a)

Purchase Price Percentage: ______________

(b)

Purchase Price:  $______________.

(c)

Holdback:  $______________.

(d)

Net Proceeds:  $______________.

(e)

Purchase Proceeds:  With respect to each Mortgage Loan, the sum of (a) the product of (i) the Scheduled Balance of such Mortgage Loan, and (ii) the Purchase Price Percentage.  The Purchase Price owing to the Owner, net of the Holdback, shall be paid on the Sale Date.  The Holdback shall be paid upon the delivery of all Mortgage Servicing Files and related materials to evidence the ownership of the Servicing Rights by the Purchaser.

(f)

The Purchase Price shall be paid to the Owner by wire transfer to the following account:  [Insert Owner Wire Instructions]

Kindly acknowledge your agreement to the terms of this Pricing Letter by signing in the appropriate space below and returning this Pricing Letter to the undersigned.  Telecopy signatures shall be deemed valid and binding to the same extent as the original.

Very Truly Yours,

DB STRUCTURED PRODUCTS, INC.

as Owner

By:

Name:

Title:

By:

Name:

Title:

Acknowledged and Agreed

OCWEN FEDERAL BANK FSB as Servicer

By:

Name:

Title:

[OCWEN FINANCIAL CORPORATION, as Purchaser

By:

Name:

Title:                                                                           *]

EXHIBIT J

[FORM OF BILL OF SALE]

On this ___ day of ____________, ____, DB Structured Products, Inc.  (“Assignor”) does hereby sell, transfer, assign, set over and convey to [Ocwen Federal Bank FSB][Ocwen Financial Corporation], without recourse, all of the right, title and interest of the Assignor in and to the Servicing Rights attributable to the mortgage loans identified on the Mortgage Loan Schedule attached hereto as Schedule I (the “Mortgage Loans”).

Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Interim Servicing and Servicing Rights Purchase Agreement, dated as of the 1st day of January, 2004, by and among Ocwen Federal Bank FSB, Ocwen Financial Corporation and the Assignor.

Assignor hereby represents and warrants that Assignor is the sole legal, beneficial and equitable owner of the Servicing Rights related to the Mortgage Loans and has full power and authority to transfer and sell the Servicing Rights related to the Mortgage Loans to [Ocwen Federal Bank FSB][Ocwen Financial Corporation] free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest in the Servicing Rights.

This Bill of Sale shall be governed by, and construed in accordance with, the laws of the State of New York.

DB STRUCTURED PRODUCTS, INC.

By:

Name:

Title:

EXHIBIT K

FORM OF BACK-UP CERTIFICATION

RE:  [name of related pass-through trust]

I, [identify the certifying individual], certify to [the related depositor entity] and the Certifying Party, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.

Based on my knowledge, the information in the Annual Statement of Compliance, the Annual Independent Public Accountant’s Servicing Report and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans submitted to the related trustee and the Certifying Party taken as a whole pursuant to the [agreement pursuant to which the Servicer is servicing the Mortgage Loans], does not contain any untrue statement of a material fact or omit to state a material fact constituting information required to be provided by the Servicer under the [agreement pursuant to which the Servicer is servicing the Mortgage Loans] necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date of this certification.

2.

Based on my knowledge, the servicing information required to be provided to the Certifying Party and the related trustee by the Servicer under the [agreement pursuant to which the Servicer is servicing the Mortgage Loans] has been provided to the Certifying Party and the related trustee.

3.

I am responsible for reviewing the activities performed by the Servicer under the [agreement pursuant to which the Servicer is servicing the Mortgage Loans] and based upon my knowledge and the review required by the [agreement pursuant to which the Servicer is servicing the Mortgage Loans], and except as disclosed in the Annual Statement of Compliance or the Annual Independent Certified Public Accountants’ Servicing Report submitted to the related trustee and the Certifying Party, the Servicer has fulfilled its obligations under the [agreement pursuant to which the Servicer is servicing the Mortgage Loans]; and

4.

I have disclosed to the related trustee and the Certifying Party all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the [agreement pursuant to which the Servicer is servicing the Mortgage Loans].

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Servicing Agreement.

Date:_________________________

_______________________________

[Signature]

[Title]